Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

United Financial Bancorp, Inc.

We have audited the accompanying consolidated balance sheets of United Financial Bancorp, Inc. and subsidiary (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of net income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Financial Bancorp, Inc. and subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), United Financial Bancorp, Inc. and subsidiary’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control – Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report, dated March 13, 2014, expressed an unqualified opinion on the effectiveness of United Financial Bancorp, Inc.’s internal control over financial reporting.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 13, 2014

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2013 and 2012

(Dollars in thousands except per share amounts)

	2013	2012
ASSETS

Cash and due from banks	$26,497	$28,972
Interest-bearing deposits	20,744	1,707

Total cash and cash equivalents	47,241	30,679

Securities available for sale, at fair value	264,629	294,322
Securities held to maturity, at amortized cost (fair value of $111,715 at December 31, 2013 and $85,674 at December 31, 2012)	111,185	82,986
Loans held for sale	—	632
Loans, net of allowance for loan losses of $13,413 at December 31, 2013 and $12,089 at December 31, 2012	1,871,066	1,807,401
Other real estate owned	2,451	2,578
Accrued interest receivable	6,388	6,790
Deferred tax asset, net	14,961	20,178
Stock in the Federal Home Loan Bank of Boston	17,334	18,554
Premises and equipment, net	25,586	25,064
Bank-owned life insurance	54,583	52,876
Goodwill	40,992	39,852
Other assets	25,427	20,391

TOTAL ASSETS	$2,481,843	$2,402,303

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Interest-bearing	$1,604,484	$1,540,873
Non-interest-bearing	342,000	307,302

Total deposits	1,946,484	1,848,175
Short-term borrowings	61,555	79,229
Long-term debt	142,252	133,969
Subordinated debentures	5,959	9,630
Escrow funds held for borrowers	4,856	4,315
Capitalized lease obligations	4,539	4,711
Accrued expenses and other liabilities	13,419	15,085

Total liabilities	2,179,064	2,095,114

Commitments and contingencies (Notes F and N)

Stockholders’ equity:
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; none issued	—	—
Common stock, par value $0.01 per share, authorized 100,000,000 shares; shares issued: 24,266,428 at December 31, 2013 and December 31, 2012	243	243
Paid-in capital	271,643	272,822
Retained earnings	96,059	87,153
Treasury stock, at cost (4,486,750 shares at December 31, 2013 and 4,114,310 shares at December 31, 2012)	(64,075)	(58,430)
Accumulated other comprehensive income (loss), net of taxes	(1,091)	5,401

Total stockholders’ equity	302,779	307,189

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,481,843	$2,402,303

The accompanying notes are an integral part of the consolidated financial statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Net Income

December 31, 2013, 2012 and 2011

(Dollars in thousands except per share amounts)

	2013	2012	2011
Interest and dividend income:
Loans	$85,023	$60,401	$58,220
Investments	9,168	10,544	12,728
Other interest-earning assets	102	226	126

Total interest and dividend income	94,293	71,171	71,074

Interest expense:
Deposits	11,396	10,466	12,449
Short-term borrowings	84	60	123
Long-term debt	3,923	4,466	5,689

Total interest expense	15,403	14,992	18,261

Net interest income before provision for loan losses	78,890	56,179	52,813

Provision for loan losses	4,092	3,139	3,242

Net interest income after provision for loan losses	74,798	53,040	49,571

Non-interest income:
Fee income on depositors’ accounts	6,357	5,922	5,554
Wealth management income	1,087	1,026	919
Income from bank-owned life insurance	2,063	1,825	1,642
Net gain on sales of loans	213	645	274
Net gain on sales/calls of securities	227	254	1
Impairment charges on securities	—	(202)	(99)
Other income	2,081	1,153	1,062

Total non-interest income	12,028	10,623	9,353

Non-interest expense:
Salaries and benefits	32,808	26,533	24,818
Occupancy expenses	5,779	3,771	3,317
Marketing expenses	2,157	1,654	1,797
Data processing expenses	5,780	4,600	3,970
Professional fees	2,567	1,886	2,174
ESOP plan termination expense	—	4,482	—
Merger related expenses	879	4,952	—
Branch closing expenses	987	—	—
FDIC insurance assessments	1,639	1,135	1,029
Tax credit funds	1,319	243	837
Other expenses	9,047	6,984	6,120

Total non-interest expense	62,962	56,240	44,062

Income before provision for income taxes	23,864	7,423	14,862

Provision for income tax expense	6,462	3,795	3,678

Net income	$17,402	$3,628	$11,184

Earnings per share:
Basic	$0.88	$0.24	$0.75
Diluted	$0.87	$0.24	$0.74

Weighted average shares outstanding:
Basic	19,779,667	15,234,896	14,929,714
Diluted	20,073,219	15,421,777	15,198,702

Dividends paid per share	$0.43	$0.38	$0.34

The accompanying notes are an integral part of the consolidated financial statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

December 31, 2013, 2012 and 2011

(Dollars in thousands)

	2013	2012	2011

Net Income	$17,402	$3,628	$11,184

Other comprehensive income (loss):

Unrealized gains/losses on securities:
Unrealized holding (losses) gains on available-for-sale securities	$(10,421)	$(1,605)	$3,026
Reclassification adjustment for gains realized in income (1)	(227)	(89)	(1)

Net change in unrealized gains/losses	(10,648)	(1,694)	3,025
Tax effect	4,060	633	(1,198)

Net of tax amount	(6,588)	(1,061)	1,827

Pension liability components:
Pension liability for retirement plans	(169)	19	(61)
Pension liability adjustment	243	(406)	152

Net change in pension liability	74	(387)	91
Tax effect	22	97	(24)

Net of tax amount	96	(290)	67

Total other comprehensive income (loss)	(6,492)	(1,351)	1,894

Comprehensive income	$10,910	$2,277	$13,078

(1)	Amounts are included in net gains on sales of securities in non-interest income on the consolidated statements of net income. Income tax expense associated with these reclassification adjustments was $87, $33 and $0 for the years ended December 31, 2013, 2012 and 2011, respectively.

The accompanying notes are an integral part of the consolidated financial statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

December 31, 2013, 2012 and 2011

(Dollars in thousands except per share amounts)

	Common Shares Outstanding	Common Stock	Paid-In Capital	Retained Earnings	Unearned Compensation	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2010	16,109,106	$187	$180,322	$82,899	$(10,750)	$(34,940)	$4,858	$222,576

Comprehensive income	—	—	—	11,184	—	—	1,894	13,078
Shares repurchased in connection with restricted stock forfeited for tax purposes	(26,411)	—	—	—	—	(403)	—	(403)
Restricted shares forfeited	(10,910)	—	181	—	—	(181)	—	—
Cash paid for in the money stock options exercised	—	—	(2)	—	—	—	—	(2)
Excess tax benefit on stock compensation plans	—	—	91	—	—	—	—	91
Cancellation of shares for tax withholdings on options exercised	—	—	(55)	—	—	—	—	(55)
Reissuance of treasury shares in connection with stock options exercised	14,820	—	(110)	(11)	—	210	—	89
Reissuance of treasury shares in connection with stock warrants exercised	35,091	—	—	(28)	—	454	—	426
Reissuance of treasury shares in connection with restricted stock grants	17,500	—	(296)	42	—	254	—	—
Cash dividends paid ($0.34 per share)	—	—	—	(5,067)	—	—	—	(5,067)
Treasury stock purchases	(426,299)	—	—	—	—	(6,377)	—	(6,377)
Stock-based compensation	—	—	1,891	—	—	—	—	1,891
ESOP shares committed to be released	—	—	411	—	703	—	—	1,114

Balances at December 31, 2011	15,712,897	187	182,433	89,019	(10,047)	(40,983)	6,752	227,361

Comprehensive income	—	—	—	3,628	—	—	(1,351)	2,277
Shares issued pursuant to the acquisition of NEBS	5,559,495	56	81,430	—	—	—	—	81,486
Shares repurchased in connection with restricted stock forfeited for tax purposes	(14,934)	—	—	—	—	(205)	—	(205)
Restricted shares forfeited	(11,000)	—	151	—	—	(151)	—	—
Excess tax benefit on stock compensation plans	—	—	29	—	—	—	—	29
Cancellation of shares for tax withholdings on options exercised	—	—	(102)	—	—	—	—	(102)
Reissuance of treasury shares in connection with stock options exercised	26,596	—	(259)	(10)	—	366	—	97
Reissuance of treasury shares in connection with restricted stock grants	29,500	—	(445)	37	—	408	—	—
Cash dividends paid ($0.38 per share)	—	—	—	(5,521)	—	—	—	(5,521)
Treasury stock purchases	(357,415)	—	—	—	—	(5,455)	—	(5,455)
Stock-based compensation	—	—	1,453	—	—	—	—	1,453
ESOP shares committed to be released	—	—	392	—	697	—	—	1,089
ESOP plan termination—New England Bank	(128,469)	—	2,161	—	—	(1,963)	—	198
ESOP plan termination—United Bank	(664,552)	—	5,579	—	9,350	(10,447)	—	4,482

Balances at December 31, 2012	20,152,118	243	272,822	87,153	—	(58,430)	5,401	307,189

Comprehensive income	—	—	—	17,402	—	—	(6,492)	10,910
Shares repurchased in connection with restricted stock forfeited for tax purposes	(16,736)	—	—	—	—	(270)	—	(270)
Restricted shares forfeited	(5,000)	—	75	—	—	(75)	—	—
Excess tax benefit on stock compensation plans	—	—	73	—	—	—	—	73
Cancellation of shares for tax withholdings on options exercised	—	—	(685)	—	—	—	—	(685)
Reissuance of treasury shares in connection with stock options exercised	138,647	—	(1,687)	—	—	1,980	—	293
Cash dividends paid ($0.43 per share)	—	—	—	(8,496)	—	—	—	(8,496)
Treasury stock purchases	(489,351)	—	—	—	—	(7,280)	—	(7,280)
Stock-based compensation	—	—	1,045	—	—	—	—	1,045

Balances at December 31, 2013	19,779,678	$243	$271,643	$96,059	$—	$(64,075)	$(1,091)	$302,779

The accompanying notes are an integral part of the consolidated financial statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the years ended December 31, 2013, 2012 and 2011

(Dollars in thousands)

	2013	2012	2011
Cash flows from operating activities:
Net income	$17,402	$3,628	$11,184
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	4,092	3,139	3,242
ESOP expense	—	5,769	1,114
Stock-based compensation	1,045	1,453	1,891
Excess tax benefits on stock compensation plan	(73)	(29)	(91)
Amortization of premiums and discounts	2,655	2,209	1,654
Depreciation and amortization	2,854	1,865	1,320
Amortization of intangible assets	759	179	101
Provision for other real estate owned	—	—	130
Loans originated for sale	(7,498)	(18,127)	(11,267)
Proceeds from sales of loans held for sale	8,343	18,193	11,488
Net gain on sales of loans	(213)	(645)	(274)
Net loss on sale and writedown of other real estate owned	420	573	48
Net gain on sale of property and equipment	—	(7)	—
Net gain on sale/call of available for sale securities	(227)	(254)	(1)
Impairment charges on securities	—	202	99
Deferred tax provision (benefit)	9,299	(1,186)	(4,199)
Net increase in cash surrender value of bank-owned life insurance	(1,707)	(1,622)	(1,508)
Decrease (increase) in accrued interest receivable	402	(35)	59
(Increase) decrease in other assets	(6,935)	(1,138)	1,371
(Decrease) increase in accrued expenses and other liabilities	(1,281)	3,457	917

Net cash provided by operating activities	29,337	17,624	17,278

Cash flows from investing activities:
Purchases of securities available for sale	(58,911)	(97,785)	(82,614)
Proceeds from sales of securities available for sale	3,007	6,216	—
Proceeds from calls, maturities and principal repayments of securities available for sale	73,326	69,899	66,253
Purchases of securities held to maturity	(51,240)	(1,455)	(13,432)
Proceeds from maturities, calls and principal repayments of securities held to maturity	22,236	33,143	28,780
Redemption of Federal Home Loan Bank of Boston stock	1,220	911	—
Proceeds from sales of other real estate owned	3,086	2,053	1,843
Net loan originations, purchases and principal repayments	(71,136)	(145,295)	(52,525)
Purchases of property and equipment	(3,362)	(4,570)	(2,180)
Cash provided by business combination	—	68,908	—
Proceeds from sale of property and equipment	—	85	—
Purchases of bank-owned life insurance	—	—	(10,000)

Net cash used in investing activities	(81,774)	(67,890)	(63,875)

(Continued)

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows (Concluded)

For the years ended December 31, 2013, 2012 and 2011

(Dollars in thousands)

	2013	2012	2011
Cash flows from financing activities:
Net increase in deposits	98,309	21,206	86,674
Net change in short-term borrowings	(17,674)	36,135	(3,769)
Proceeds from issuance of long-term debt	51,474	24,759	10,440
Repayment of long-term debt, net of amortization of discount	(42,862)	(51,255)	(56,799)
Redemption of trust preferred securities	(4,000)	—	—
Net increase in escrow funds held for borrowers	541	163	204
Payments on capitalized lease obligation	(424)	(424)	(406)
Excess tax benefits on stock compensation plans	73	29	91
Cancellation of shares for tax withholdings on options exercised	(685)	(102)	(55)
Reissuance of treasury shares in connection with restricted stock warrants	—	—	426
Reissuance of treasury shares in connection with stock options exercised	293	97	89
Treasury stock purchases	(7,550)	(5,660)	(6,780)
Cash paid for in the money stock options exercised	—	—	(2)
Cash dividends paid	(8,496)	(5,521)	(5,067)

Net cash provided by financing activities	68,999	19,427	25,046

Increase (decrease) in cash and cash equivalents	16,562	(30,839)	(21,551)
Cash and cash equivalents at beginning of year	30,679	61,518	83,069

Cash and cash equivalents at end of year	$47,241	$30,679	$61,518

Supplemental Disclosure of Cash Flow Information:

Cash paid during the period:
Interest on deposits and other borrowings	$18,741	$16,021	$19,020
Income taxes—net	2,532	2,460	5,073

Non-cash items:
Transfer of loans to other real estate owned	$3,379	$1,679	$2,539
Trade date accounting for securities purchased	—	—	(3,002)
Transfer of treasury shares to pay-off ESOP loan	—	12,410	—

In conjunction with the purchase acquisition detailed in Note C to the Consolidated Financial Statements:
Fair value of assets acquired, net of cash acquired	$—	$676,888	$—
Goodwill and core deposit	—	35,390	—
Fair value of liabilities assumed	—	664,310	—
Shares issued	—	81,430	—

The accompanying notes are an integral part of the consolidated financial statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of United Financial Bancorp, Inc. and its wholly-owned subsidiary, United Bank (the “Bank”). UCB Securities, Inc. and UCB Securities, Inc. II are subsidiaries of the Bank and are engaged in buying, selling and holding of securities. UB Properties, LLC and VB REO, LLC are subsidiaries of the Bank formed to hold real estate assets acquired through foreclosure. All significant intercompany accounts and transactions have been eliminated in consolidation. These entities are collectively referred to herein as the “Company”.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and general practices within the banking industry.

Use of Estimates

In preparing consolidated financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change are the determination of the allowance for loan losses, other-than-temporary impairment of securities, goodwill, fair value of financial instruments, and income taxes.

The following is a description of the Company’s more significant accounting policies:

Cash and Cash Equivalents

The Company classifies cash and due from banks, interest-bearing deposits in other banks and overnight funds sold as cash and cash equivalents as these liquid assets have maturities at date of purchase of 90 days or less.

Investment Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities that are held principally for the purpose of trading in the near term are classified as “trading securities.” Trading securities are carried at fair value, with unrealized gains and losses recognized in earnings. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Purchase premiums and discounts are recognized in interest income using the level yield method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Each reporting period, the Company evaluates all securities classified as available-for-sale or held-to-maturity with a decline in fair value below the amortized cost of the investment to determine whether or not the impairment is deemed to be other-than-temporary (“OTTI”).

OTTI is required to be recognized if (1) the Company intends to sell the security; (2) it is “more likely than not” that the Company will be required to sell the security before recovery of its amortized cost basis; or (3) for debt securities, the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. Marketable equity securities are evaluated for OTTI based on the severity and duration of the impairment and, if deemed to be other-than-temporary, the declines in fair value are reflected in earnings as realized losses. For impaired debt securities that the Company intends to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI through earnings. For all other impaired debt securities, credit-related OTTI is recognized through earnings and non-credit related OTTI is recognized in other comprehensive income, net of applicable taxes.

Federal Home Loan Bank stock

The Company, as a member of the Federal Home Loan Bank of Boston (the “FHLBB”), is required to maintain an investment in capital stock of the FHLBB. Based on redemption provisions of the FHLBB, the stock has no quoted market value and is carried at cost. At its discretion, the FHLBB may declare dividends on the stock. Management reviews its investment in FHLBB stock for other-than-temporary impairment based upon an assessment of the ultimate recoverability of the par value. Management concluded that no other-than-temporary impairment charge was necessary as of December 31, 2013.

Significant Group Concentrations of Credit Risk

A substantial portion of the Company’s loans are secured by real estate in Hampden, Hampshire and Worcester Counties of Massachusetts and Hartford, Tolland and New Haven Counties of Connecticut. Accordingly, the ultimate collectability of the Company’s loan portfolio is susceptible to changing conditions in these market areas. Note E discusses the types of lending that the Company engages in. The Company does not have any significant concentrations in any one industry or customer.

Loans

The Company’s loan portfolio includes commercial and industrial (“C&I”), commercial real estate, construction, business banking C&I and commercial real estate, residential real estate, home equity and consumer segments. Loans are stated at their unpaid principal balance net of unearned loan fees and costs and the allowance for loan losses.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Interest on most loans is included in income as earned based upon interest rates applied to unpaid principal using the simple interest method. Accrual of interest on loans is discontinued when in the judgment of management the collectibility of principal or interest becomes doubtful or when a loan becomes contractually past due 90 days with respect to principal or interest. Past due status is based on the contractual terms of the loan. The accrual of interest on residential mortgage loans, however, may continue even though they are 90 days past due if management deems it appropriate, provided that the loans are well secured and in the process of collection. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

When a loan is placed on non-accrual status, all interest previously accrued is reversed against current period interest income. Interest subsequently received on non-accrual loans is either applied against principal or recorded as income based on management’s judgment as to the collectibility of principal. Interest accruals are resumed on such loans only when they are brought fully current as to principal and interest and when, in the judgment of management, the loans are estimated to be fully collectible.

Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount is amortized over the contractual term of the loan as an adjustment of yield. In addition, discounts related to fair value adjustments for loan receivables acquired in a business combination or asset purchase are accreted into earnings over the contractual term as an adjustment of yield. If acquired loans experience credit quality deterioration after acquisition, the Company evaluates the difference between the contractually required payments at acquisition and the cash flows expected to be collected. Changes in the expected cash flows from the date of acquisition will impact the accretable yield and may also result in a charge to the provision for loan losses to the extent the cash flow shortfall is greater than the non-accretable amount.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The adequacy of the allowance for loan losses is evaluated on a quarterly basis by management. Factors considered in evaluating the adequacy of the allowance include prior loss experience, current economic conditions and their effect on borrowers, the composition and size of the loan portfolio, trends in nonperforming loans, classified assets, and delinquency rates and the performance of individual loans in relation to contractual terms. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, various regulatory agencies, as an

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on judgments different from those of management.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

The Company periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructure (“TDR”). This usually includes a modification of loan terms, such as a reduction of the interest rate to below market terms, capitalizing past due interest or extending the maturity date or a partial forgiveness of debt. Restructured loans are returned to accrual status after the borrower demonstrates the ability to pay under the restructured terms through a sustained period of repayment performance, which is generally six months. All TDRs are initially classified as impaired.

The allowance consists of specific, general and unallocated components, as further described below.

Specific component

The specific component relates to loans that are classified as impaired. A specific allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of the loan. Groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual residential real estate, home equity and consumer loans for impairment disclosures, unless such loans are subject to a troubled debt restructuring agreement.

The Company has established a Business Banking unit within its Commercial Lending Department. The portfolio is made up of both commercial and industrial loans less than $250 and commercial real estate loans less than $500 which are managed by exception. This grouping of

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

loans is considered a homogenous pool of loans and collectively evaluated for impairment. Accordingly, the Company does not separately identify individual loans within this unit for impairment disclosures, unless such loans are subject to a troubled debt restructuring agreement.

General component

The general component is based on historical loss experience adjusted for qualitative factors stratified by the following loan segments: C&I, commercial real estate, construction, business banking C&I and commercial real estate, residential real estate, home equity and consumer. Management uses an average of historical losses based on a time frame appropriate to capture relevant loss data for each loan class. This historical loss factor for each loan class is adjusted for the following qualitative factors: the levels/trends in delinquencies and non-accruals; levels and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience, ability and depth of lending management and staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. This analysis establishes factors that are applied to each loan class to determine the amount of the general component of the allowance for loan losses. There were no changes in the Company’s policies or methodology pertaining to the general component of the allowance for loan losses during 2013.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Relevant risk characteristics are as follows:

Commercial and industrial loans (including business banking) – Loans in these segments are made to businesses. Generally these loans are secured by assets of the business and repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer and/or business spending, may have an effect on the credit quality in these loan segments.

Commercial real estate (including business banking) – Loans in these segments include income-producing investment properties and owner-occupied real estate used for business purposes. The underlying properties are generally located in our primary market area. The cash flows of the income-producing investment properties may be adversely impacted by a downturn in the economy as vacancy rates may increase, which in turn, will have an effect on credit quality. Generally management obtains annual financial information for borrowers with loans in excess of $250 in these segments. In the case of owner-occupied real estate used for business purposes, a weakened economy and resultant decreased consumer and/or business spending may have an adverse effect on credit quality.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Construction loans – Loans in this segment primarily include land loans to local individuals, contractors and developers for developing the land for sale or for making improvements thereon. Repayment is derived from sale of the lots/units including any pre-sold units. Credit risk is affected by market conditions, time to sell at an adequate price, whether initial estimates of value are accurate and cost overruns. To a lesser extent this class includes commercial development projects we finance which in most cases have an interest-only phase during construction and then convert to permanent financing. Credit risk is affected by cost overruns, market conditions and the availability of permanent financing, to the extent such permanent financing is not being provided by us.

Residential real estate – Loans in this segment are made to and secured by one- to four-family owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in this loan class. The Company generally does not originate loans with a loan-to-value ratio greater than 95 percent and does not originate subprime loans.

Home equity loans – Loans in this segment are made to and secured by one- to four-family owner occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in this loan segment.

Consumer loans – Loans in this segment may be either secured or unsecured and repayment is dependent on the credit quality of the individual borrower and, if applicable, sale of the collateral securing the loan (such as automobile or mobile home). The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in this loan segment.

Loans acquired with evidence of credit quality deterioration since origination and for which it is probable at purchase that the Company will be unable to collect all contractually required payments are accounted for as required by and in accordance with the Receivables Topic of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), “Loans and Debt Securities Acquired with Deteriorating Credit Quality” (ASC 310). Evidence of credit quality deterioration as of the purchase date may include statistics such as past due status, refreshed borrower credit scores and refreshed loan-to-value (“LTV”), some of which are not immediately available as of the purchase date. The Company continues to evaluate this information and other credit-related information as it becomes available. ASC 310 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from the Company’s initial investment in loans if those differences are attributable, at least in part, to credit quality.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

The initial fair values for loans within the scope of ASC 310 are determined by discounting both principal and interest cash flows expected to be collected using an observable discount rate for similar instruments with adjustments that management believes a market participant would consider in determining fair value. The Company estimates the cash flows expected to be collected at acquisition using internal credit risk, interest rate and prepayment risk models that incorporate management’s best estimate of current key assumptions, such as default rates, loss severity and payment speeds.

Unallocated component

An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

Reserve for Unfunded Commitments

The Company also maintains a reserve for unfunded credit commitments to provide for the risk of loss inherent in these arrangements. The reserve is determined using a methodology similar to the analysis of the allowance for loan losses, taking into consideration probabilities of future funding requirements. The reserve for unfunded commitments is included in other liabilities and was $142 and $213 at December 31, 2013 and 2012.

Goodwill

Goodwill is measured as the excess of the cost of a business acquisition over the sum of the amounts assigned to identifiable tangible and intangible assets acquired less liabilities assumed. Goodwill is not amortized but is assessed for impairment annually or more frequently if circumstances warrant.

Management has the option of first assessing qualitative factors, such as events and circumstances, to determine whether it is more likely than not, meaning a likelihood of more than 50%, that the value of a reporting unit is less than its carrying amount. If, after considering all relevant events and circumstances, management determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing an impairment test is unnecessary. For the year ended December 31, 2013, management determined that it was not more likely than not that the fair value of the reporting unit (the consolidated Company) was less than its carrying amount. If management had determined otherwise, the following two-step process would have been completed to determine the impairment and necessary write-down of goodwill.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

The first step (“Step 1”) is used to identify potential impairment, and involves comparing the reporting unit’s estimated fair value to its carrying amount, including goodwill. If the estimated fair value of the reporting unit exceeds its carrying amount, goodwill is not deemed to be impaired. Should the carrying amount of the reporting unit exceed its estimated fair value, an indicator of impairment is deemed to exist and a second step is performed to measure the amount of such impairment, if any. The second step (“Step 2”) involves calculating the implied fair value of goodwill. The implied fair value of goodwill is determined in a manner similar to how the amount of goodwill is determined in a business combination (i.e. by measuring the excess of the estimated fair value, as determined in Step 1, over the aggregate estimated fair values of the individual assets, liabilities, and identifiable intangibles as of the impairment testing date). If the implied fair value of goodwill exceeds the carrying amount of goodwill assigned to the reporting unit, no impairment exists. If the carrying amount of goodwill exceeds the implied fair value of the goodwill, an impairment loss is recorded in an amount equal to such excess. An impairment loss cannot exceed the carrying amount of goodwill, and the loss (write-down) establishes a new carrying amount for the goodwill. Subsequent reversal of goodwill impairment losses is not permitted. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which are dependent on internal forecasts, estimation of the long-term rate of growth, the period over which cash flows will occur, and determination of our cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions related to goodwill impairment.

Business Segments

As a community oriented financial institution, substantially all of the Company’s operations involve the delivery of loan and deposit products to customers. Management makes operating decisions and assesses performance based on an ongoing review of these community-banking operations, which constitutes the Company’s only operating segment for financial reporting purposes.

Bank-owned Life Insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheets at cash surrender value net of any deferred fees or loans. Changes in the net cash surrender value of the policies, as well as insurance proceeds received, are reflected in non-interest income on the consolidated statements of net income and are not subject to income taxes.

Off-balance Sheet Financial Instruments

In the ordinary course of business, the Company enters into off-balance sheet financial instruments, consisting primarily of credit related financial instruments. These financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Earnings Per Share

Basic earnings per share have been calculated by dividing net income by weighted average shares outstanding before any dilution and adjusted to exclude the weighted average number of unallocated shares held by the United Bank Employee Stock Ownership Plan (the “ESOP”). Diluted earnings per share have been calculated by dividing net income by weighted average shares outstanding after giving effect to the potential dilution that could occur if potential common shares were converted into common stock using the treasury stock method.

Other Real Estate Owned

Other real estate owned (“OREO”) is comprised of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. OREO is held for sale and is initially recorded at fair value, less cost to sell, at the date of foreclosure, establishing a new cost basis. Losses arising from the acquisition of such properties are charged against the allowance for loan losses. Operating expenses are charged to current period operations as incurred. Gains and losses upon disposition are reflected in income as realized.

Foreclosed assets held for sale are recorded at the lower of fair value less estimated costs to sell or cost. Subsequent changes in the fair value of the foreclosed assets are reflected through a valuation allowance.

Premises and Equipment

Land is carried at cost. Buildings and equipment are stated at cost less accumulated depreciation. Depreciation is computed for financial reporting purposes on the straight-line method over the estimated useful life of each type of asset. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term, including consideration of renewal options, or the estimated useful life of the asset. The cost of maintenance and repairs is charged against income as incurred. The Company reviews for possible impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Transfers of Financial Assets

Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

During the normal course of business, the Company may transfer a portion of a financial asset, for example, a participation loan or the government guaranteed portion of a loan. In order to be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder has the right to pledge or exchange the entire loan.

Securities Sold Under Agreements to Repurchase

The Company accounts for securities sold under agreements to repurchase as secured borrowings as the Company maintains effective control over the transferred assets. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Company may be required to provide additional collateral based on the fair value of the underlying securities.

Retirement Benefits

The Company has established a defined contribution plan for eligible employees. The Company matches employee contributions up to 5% of an employee’s qualified compensation.

In 2007, the Company established an unfunded Supplemental Executive Retirement Plan (“SERP”) for certain employees that provides benefits that cannot be paid from a qualified retirement plan due to Internal Revenue Code restrictions. This plan is nonqualified under the Internal Revenue Code and assets used to fund benefit payments are not segregated from other assets of the Company. Therefore, in general, a participant’s or beneficiary’s claim to benefits under these plans is as a general creditor. The Company recognizes the plan’s un-funded status as a liability with an offsetting adjustment to Accumulated Other Comprehensive Income (“AOCI”) to the extent not previously recognized in earnings. Actuarial gains and losses and prior service costs or credits are recognized as a component of AOCI.

As part of the acquisition of New England Bancshares, Inc. (further described in Note B), the Company assumed a defined benefit multi-employer pension plan. Disclosures for this plan are provided in Note M.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Income Taxes

The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the tax consequences attributable to the temporary differences between the financial statement carrying amount and the tax bases of the Company’s assets and liabilities and certain tax carryforwards at enacted tax rates.

The provision for deferred income taxes is the result of changes in deferred tax assets and liabilities. A valuation allowance is recorded against deferred tax assets when management deems a portion of the asset to be more likely than not unrealizable. The Company’s valuation allowance is reviewed and adjustments are made to the valuation allowance based on management’s judgments relating to the realizability of the deferred tax asset. It is management’s belief that it is more likely than not that the reversal of deferred tax liabilities and results of future operations will generate sufficient taxable income to realize the deferred tax assets. Therefore, no valuation allowance was necessary at December 31, 2013 or 2012 for deferred tax assets.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The Company reports interest and penalties associated with tax obligations in other non-interest expense. The Company does not have any uncertain tax positions at December 31, 2013 and 2012 which require accrual or disclosure.

The Company’s income tax returns are subject to review and examination by federal and state taxing authorities. The Company is currently open to audit under the applicable statutes of limitations by the Internal Revenue Service for the years ended December 31, 2010 through 2013. The years open to examination by state taxing authorities vary by jurisdiction. No years prior to 2010 are open.

Stock Compensation Plan

Share-based compensation costs are based on the grant date fair value and these costs are recognized over the requisite vesting period. For all of our stock option grants, the fair value of each grant was estimated at the date of grant using the Black-Scholes option pricing model. Black-Scholes utilizes assumptions related to volatility, the risk-free interest rate, the dividend yield and employee exercise behavior. Expected volatilities utilized in the model are based on the historic volatility of the Company’s stock price. The risk free interest rate is derived from the U.S. Treasury Yield curve in effect at the time of the grant. The model incorporates exercise and post-vesting forfeiture assumptions based on an analysis of historical data.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Employee Stock Ownership Plan

The Company’s ESOP was terminated on December 31, 2012. Prior to this, compensation expense for the ESOP was recorded at an amount equal to the shares allocated by the ESOP multiplied by the average fair market value of the shares during the period. The Company recognized compensation expense ratably over the year based upon the Company’s estimate of the number of shares expected to be allocated by the ESOP. Unearned compensation applicable to the ESOP was reflected as a reduction of stockholders’ equity in the consolidated balance sheets. The difference between the average fair market value and the cost of the shares allocated by the ESOP was recorded as an adjustment to additional paid-in capital. Cash dividends received on shares held in suspense were applied to the scheduled annual debt payment.

Treasury Stock

Common stock shares repurchased are recorded as treasury stock at cost.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of stockholders’ equity, such items, along with net income, are components of comprehensive income.

The components of accumulated other comprehensive income (loss) are as follows:

	Gross Amount	Tax Effect	Net of Tax
December 31, 2013:
Unrealized loss on securities available for sale	$(501)	$213	$(288)
Pension liability	(1,358)	555	(803)

Total accumulated other comprehensive loss	$(1,859)	$768	$(1,091)

	Gross Amount	Tax Effect	Net of Tax
December 31, 2012:
Unrealized gain on securities available for sale	$10,147	$(3,847)	$6,300
Pension liability	(1,432)	533	(899)

Total accumulated other comprehensive income	$8,715	$(3,314)	$5,401

Advertising Costs

Advertising costs are expensed as incurred.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Reclassifications

Amounts reported for prior periods are reclassified as necessary to be consistent with the current-period presentation.

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This Update requires entities to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, entities are required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line item of net income. The Company adopted this ASU in the first quarter of 2013 and there was no impact on the Company’s consolidated financial results as the amendments relate only to disclosures in the consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force). This Update provides that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except to the extent that a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company does not expect that the adoption of this ASU will have an impact on the Company’s consolidated financial statements.

In January 2014, the FASB issued ASU No. 2014-01, Investments – Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects. This update eliminates the effective yield election and permits reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). Those not electing the proportional amortization method would account for the investment using the equity method or cost method. The amendments in this ASU should be applied retrospectively to all

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Concluded

periods presented. The amendments in this ASU are effective for annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU, but does not expect that it will have a material effect on the Company’s consolidated financial statements.

In January 2014, the FASB issued ASU No. 2014-04, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The amendments in this Update clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this Update are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Company is currently evaluating the impact if adopting this ASU, but does not expect that it will have a material effect on the Company’s consolidated financial statements.

NOTE B – MERGERS

On November 15, 2013, the Company and Rockville Financial, Inc. (“Rockville Financial”), the parent company of Rockville Bank (“Rockville Bank”), announced the signing of a definitive agreement under which Rockville Financial will acquire the Company in an all-stock transaction valued at $369,000, based on the closing price of Rockville Financial common stock of $13.62 on November 14, 2013.

Under the terms of the definitive merger agreement, the Company’s shareholders will receive 1.3472 shares of Rockville Financial common stock for each share of the Company’s common stock. Upon closing, Rockville Financial shareholders will own approximately 49% of stock in the combined company and United Financial Bancorp, Inc. shareholders will own approximately 51%.

The transaction, which has been approved by the boards of directors of both the Company and Rockville Financial, is expected to close by mid-year 2014. The transaction is subject to approval by shareholders from both companies, regulatory approval and other customary closing conditions.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE B – MERGERS – Continued

On November 16, 2012, the Company acquired New England Bancshares, Inc. (“NEBS”), the holding company for New England Bank. The transaction qualified as a tax-free reorganization for federal income tax purposes. The final consideration paid in the transaction to stockholders of NEBS consisted of 5,559,495 shares of United Financial common stock and $2,337 in cash, including $2,318 paid to holders of options to purchase NEBS shares. Based upon the Company’s $14.24 per share closing price on November 16, 2012, the transaction was valued at approximately $81,504.

The Company recorded merger and acquisition expenses associated with the aforementioned transactions of $879 and $4,952, during the years ended December 31, 2013 and 2012, respectively.

The Company accounted for the aforementioned NEBS transaction using the acquisition method pursuant to FASB ASC 805 “Business Combinations” (ASC 805). The Company’s results of operations include NEBS from the date of acquisition. Additionally, ASC 805 requires an acquirer to recognize the assets acquired and the liabilities assumed at fair value as of the acquisition date.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of the date of the acquisition.

Assets:
Cash	$68,926
Investments	53,430
Loans	553,983
Premises and equipment	5,985
Goodwill	31,660
Core deposit intangible	3,730
Other real estate owned	1,471
Other assets	26,629

Total Assets Acquired	745,814
Liabilities:
Deposits	596,994
Borrowings	63,533
Other liabilities	3,783

Total Liabilities Assumed	664,310

Net Assets Acquired	$81,504

As noted above, the Company acquired loans with a fair value of $553,983. Included in this amount was $9,911 of loans with evidence of deterioration of credit quality since origination for which it was probable, at the time of the acquisition, that the Company would be unable to collect all contractually required payments receivable. In accordance with the “Loans and Debt Securities Acquired with Deteriorating Credit Quality” section of FASB ASC 310 “Receivables,” the Company recorded a non-accretable credit discount of $2,870, which is defined as the loan’s contractually required payments receivable in excess of the amount of its cash flows expected to

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE B – MERGERS – Concluded

be collected. The Company considered factors such as payment history, collateral values, and accrual status when determining whether there was evidence of deterioration of loan’s credit quality at the acquisition date. As of December 31, 2013 and 2012, the carrying amount of these loans with evidence of credit deterioration at the acquisition date was $4,457 and $7,024 and the remaining non-accretable discount was $1,243 and $2,870, respectively.

NOTE C – RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

The Company is required to maintain average balances on hand or with the Federal Reserve Bank. At December 31, 2013 and 2012, these reserve balances amounted to $4,012 and $6,990, respectively.

NOTE D – INVESTMENT SECURITIES

The amortized cost and fair values of securities classified as available for sale and held to maturity are as follows:

	Amortized	Unrealized
	Cost	Gain	Losses	Fair Value
Securities Available for Sale
December 31, 2013:
Debt Securities:
Government-sponsored enterprises	$2,099	$—	$(248)	$1,851
Government-sponsored and government-guaranteed mortgage-backed securities	236,004	4,836	(4,386)	236,454
Municipal bonds	25,902	269	(1,453)	24,718
Corporate bonds	1,125	481	—	1,606

Total	$265,130	$5,586	$(6,087)	$264,629

Securities Available for Sale
December 31, 2012:
Debt Securities:
Government-sponsored enterprises	$3,234	$2	$(3)	$3,233
Government-sponsored and government-guaranteed mortgage-backed securities	248,370	9,836	(444)	257,762
Private label mortgage-backed securities	2,568	54	(56)	2,566
Municipal bonds	28,713	595	(481)	28,827
Corporate bonds	1,290	644	—	1,934

Total	$284,175	$11,131	$(984)	$294,322

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE D – INVESTMENT SECURITIES – Continued

	Amortized	Unrealized
	Cost	Gain	Losses	Fair Value
Securities Held to Maturity
December 31, 2013:
Government-sponsored and government-guaranteed mortgage-backed securities	$78,686	$1,130	$(767)	$79,049
Private label mortgage-backed securities	50	1	—	51
Industrial revenue bonds	26,361	—	—	26,361
State of Israel bonds	175	—	—	175
Municipal bonds	5,913	166	—	6,079

Total	$111,185	$1,297	$(767)	$111,715

Securities Held to Maturity
December 31, 2012:
Government-sponsored and government-guaranteed mortgage-backed securities	$57,986	$2,214	$—	$60,200
Private label mortgage-backed securities	79	2	—	81
Industrial revenue bonds	18,847	—	—	18,847
State of Israel bonds	150	—	—	150
Municipal bonds	5,924	472	—	6,396

Total	$82,986	$2,688	$—	$85,674

The Company’s portfolio of mortgage-backed securities, which represent interests in pools of residential mortgage loans, consists of securities issued by the Federal Home Loan Mortgage Corporation (Freddie Mac), the Federal National Mortgage Association (Fannie Mae), and the Government National Mortgage Association (Ginnie Mae), all of which are federal government owned or sponsored agencies.

As of December 31, 2013, the Bank has pledged securities with an amortized cost of $124,699 and a fair value of $126,347 to secure municipal deposits, reverse repurchase agreements, treasury, tax and loan deposits at the Federal Reserve Bank of Boston and customers’ repurchase agreements. Additionally, there is a blanket lien on certain securities to collateralize borrowings from the FHLBB, as discussed further in Note H.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE D – INVESTMENT SECURITIES – Continued

Gross unrealized losses and fair values at December 31, 2013 and 2012 aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position follow:

	Less than 12 months		12 months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses
2013:
Securities Available for Sale
Debt Securities:
Government-sponsored enterprises	$1,851	$(248)	$—	$—	5	$1,851	$(248)
Government-sponsored and government-guaranteed mortgage-backed securities	101,067	(3,206)	32,066	(1,180)	132	133,133	(4,386)
Municipal bonds	8,208	(476)	10,963	(977)	47	19,171	(1,453)

Total	$111,126	$(3,930)	$43,029	$(2,157)	184	$154,155	$(6,087)

Securities Held to Maturity
Government-sponsored and government-guaranteed mortgage-backed securities	$36,488	$(767)	$—	$—	10	$36,488	$(767)

Total	$36,488	$(767)	$—	$—	10	$36,488	$(767)

	Less than 12 months		12 months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses
2012:
Securities Available for Sale
Debt Securities:
Government-sponsored enterprises	$1,998	$(3)	$—	$—	5	$1,998	$(3)
Government-sponsored and government-guaranteed mortgage-backed securities	41,537	(444)	—	—	81	41,537	(444)
Private label mortgage-backed securities	1,671	(56)	—	—	9	1,671	(56)
Municipal bonds	16,293	(481)	—	—	38	16,293	(481)

Total	$61,499	$(984)	$—	$—	133	$61,499	$(984)

There were no securities classified as held to maturity in an unrealized loss position as of December 31, 2012.

Management evaluated the securities in the preceding tables and has determined that no declines in the fair value of the Company’s security portfolio are deemed to represent other-than-temporary impairment (“OTTI”) as of December 31, 2013. In 2012, management recognized a pre-tax, non-cash OTTI charge of $165 for on a corporate bond. Management based its assessment on the issuer’s credit rating, credit outlook, payment status and financial condition, the length of time the bond had been in a loss position, the size of the loss position and other meaningful information. The OTTI charge was credit related and charged to earnings, with no amount recognized in other comprehensive income. Management has concluded that no other securities have experienced impairments that are other-than-temporary.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE D – INVESTMENT SECURITIES – Concluded

In its evaluation, management considered the types of securities, including if the securities were U.S. Government issued, the credit rating on the securities, credit outlook, payment status and financial condition, the length of time the bond has been in a loss position, the size of the loss position, our intent and ability to hold the securities to expected recovery of value and other meaningful information. The Company does not intend to sell any impaired debt securities and is unlikely to be required to sell any impaired security before its maturity or market price recovery.

Realized gains and losses and the proceeds from sales of securities available for sale are as follows for the years ended December 31:

	2013	2012	2011

Proceeds from sales/calls	$6,262	$7,846	$2,500
Gross gains	309	267	1
Gross losses	(82)	(13)	—

The scheduled maturities of debt securities held to maturity and available for sale at December 31, 2013, are shown below. Actual maturities will differ from contractual maturities because issuers generally have the right to call or prepay obligations with or without call or prepayment penalties.

	At December 31, 2013
	Securities Available for Sale		Securities Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$—	$—	$125	$125
Due from one year to five years	2,096	2,155	810	843
Due from five years to ten years	15,870	15,237	1,534	1,582
Due after ten years	11,160	10,783	29,980	30,065

	29,126	28,175	32,449	32,615
Mortgage-backed securities	236,004	236,454	78,736	79,100

	$265,130	$264,629	$111,185	$111,715

Maturities are based on the final contractual payment dates, and do not reflect the impact of potential prepayments or early redemptions. Such securities have been classified within the category that represents the final maturity date.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET

The components of loans are as follows at December 31:

	2013	2012
Commercial:
Commercial and industrial	$293,094	$306,192
Commercial real estate	862,596	814,692
Construction	62,811	52,778

Consumer:
Residential real estate	466,604	441,874
Home equity	179,502	179,039
Consumer	17,232	21,501

Total loans	1,881,839	1,816,076

Net deferred loan costs and fees	2,640	3,414
Allowance for loan losses	(13,413)	(12,089)

Loans, net	$1,871,066	$1,807,401

The Company’s lending activities are conducted principally in Hampden, Hampshire and Worcester counties of Massachusetts and Hartford, Tolland and New Haven counties of Connecticut. The Company originates single family and multi-family residential loans, commercial real estate loans, commercial loans, and a variety of consumer loans. In addition, the Company grants loans for the construction of residential homes, multi-family properties and commercial real estate properties. Most loans originated by the Company are collateralized by real estate. The Company also from time-to-time purchases commercial loans secured by real estate. The ability and willingness of the single family residential, commercial and consumer borrowers to honor their repayment commitments is generally dependent on the level of overall economic activity within the borrowers’ geographic areas and real estate values. The ability and willingness of commercial real estate and construction loan borrowers to honor their repayment commitments is generally dependent on the health of the real estate economic sector in the borrowers’ geographic areas and the general economy.

The Company has transferred a portion of its originated commercial real estate, construction and commercial and industrial loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Company’s accompanying consolidated balance sheets. The Company and participating lenders share ratably in any gains or losses that may result from a borrower’s lack of compliance with contractual terms of the loan. The Company continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments (net of servicing fees) to participating lenders and disburses required escrow funds to relevant parties. At December 31, 2013 and 2012, the Company was servicing loans for participants aggregating $81,036 and $57,722, respectively.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET – Continued

As of December 31, 2013 and 2012, there were two transfers of financial assets that do not meet the requirement of a participating interest and are accounted for as secured borrowings in the amount of $2,589 and $2,444, respectively. Secured borrowings are accounted for as long-term debt on the consolidated balance sheets.

Certain officers and directors of the Company and certain corporations and individuals related to such persons, incurred indebtedness, in the form of loans, as customers. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers unrelated to the Company and did not involve more than the normal risk of collectibility.

The following table summarizes the Company’s lending activity with its directors and executive officers all of which was conducted with terms consistent with those offered to unrelated parties:

	December 31,
	2013	2012

Beginning balance	$3,305	$2,230
New loans	361	1,670
Repayments	(487)	(595)

Ending balance	$3,179	$3,305

In 2013 and 2012, the Company recognized proceeds of $8,343 and $18,193, respectively, from sales of residential mortgage loans originated for the purpose of selling them in the secondary market. Loans serviced by the Company for others totaled $87,372 and $98,155 at December 31, 2013 and 2012, respectively. The balances of mortgage servicing rights related to such loans were not material to the consolidated financial statements at December 31, 2013 and 2012.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET – Continued

A summary of the activity pertaining to the allowance for loan losses for the years ended December 31, 2013, 2012 and 2011 is as follows:

				Business Banking
	Commercial and Industrial	Commercial Real Estate	Construction	Commercial and Industrial	Commercial Real Estate	Residential	Home Equity	Consumer	Unallocated	Total
Balance at December 31, 2010	$2,801	$5,000	$668	$—	$—	$740	$623	$155	$—	$9,987

Charge-offs	(1,556)	(589)	(78)	—	—	(139)	(24)	(6)	—	(2,392)
Recoveries	235	52	3	—	—	—	—	5	—	295
Provision (credit)	1,966	1,109	267	—	—	65	(125)	(40)	—	3,242

Balance at December 31, 2011	3,446	5,572	860	—	—	666	474	114	—	11,132

Charge-offs	(637)	(870)	(127)	(128)	(52)	(246)	(225)	(79)	—	(2,364)
Recoveries	125	45	1	2	—	—	—	9	—	182
Provision (credit)	(254)	750	(24)	914	758	182	134	39	640	3,139

Balance at December 31, 2012	2,680	5,497	710	788	706	602	383	83	640	12,089

Charge-offs	(839)	(1,349)	—	(123)	(122)	(389)	(89)	(67)	—	(2,978)
Recoveries	25	90	—	—	—	60	6	29	—	210
Provision (credit)	1,189	2,070	385	(11)	(51)	532	74	18	(114)	4,092

Balance at December 31, 2013	$3,055	$6,308	$1,095	$654	$533	$805	$374	$63	$526	$13,413

Further information pertaining to the allowance for loan losses at December 31, 2013 and 2012 is as follows:

				Business Banking
	Commercial and Industrial	Commercial Real Estate	Construction	Commercial and Industrial	Commercial Real Estate	Residential	Home Equity	Consumer	Unallocated	Total
At December 31, 2013:
Amount of allowance for loan losses for loans individually evaluated for impairment and deemed to be impaired	$28	$—	$99	$—	$—	$—	$—	$—	$—	$127

Amount of allowance for loan losses for loans not deemed to be impaired and collectively evaluated for impairment	$3,027	$6,308	$996	$654	$533	$805	$374	$63	$526	$13,286

Financing Receivables:
Total loans	$261,692	$787,103	$62,811	$31,402	$75,493	$466,604	$179,502	$17,232	$—	$1,881,839

Loans individually evaluated for impairment and deemed to be impaired	$4,107	$8,212	$—	$—	$—	$—	$—	$—	$—	$12,319

Loans not deemed to be impaired and collectively evaluated for impairment	$257,353	$777,660	$62,532	$31,402	$75,493	$466,604	$179,502	$17,232	$—	$1,867,778

Loans acquired with deteriorated credit quality and deemed to be impaired	$232	$1,231	$279	$—	$—	$—	$—	$—	$—	$1,742

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET – Continued

				Business Banking
	Commercial and Industrial	Commercial Real Estate	Construction	Commercial and Industrial	Commercial Real Estate	Residential	Home Equity	Consumer	Unallocated	Total
At December 31, 2012:
Amount of allowance for loan losses for loans individually evaluated for impairment and deemed to be impaired	$32	$—	$—	$—	$—	$—	$—	$—	$—	$32

Amount of allowance for loan losses for loans not deemed to be impaired and collectively evaluated for impairment	$2,648	$5,497	$710	$788	$706	$602	$383	$83	$640	$12,057

Financing Receivables:
Total loans	$272,789	$732,272	$52,778	$33,403	$82,420	$441,874	$179,039	$21,501	$—	$1,816,076

Loans individually evaluated for impairment and deemed to be impaired	$5,943	$3,882	$591	$—	$—	$—	$—	$—	$—	$10,416

Loans not deemed to be impaired and collectively evaluated for impairment	$266,091	$722,470	$51,838	$33,403	$82,420	$441,874	$179,039	$21,501	$—	$1,798,636

Loans acquired with deteriorated credit quality and deemed to be impaired	$755	$5,920	$349	$—	$—	$—	$—	$—	$—	$7,024

The following is a summary of past due loans at December 31, 2013 and 2012:

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Financing Receivables	90 Days or More Past Due and Accruing
At December 31, 2013:
Commercial:
Commercial and industrial	$2,696	$753	$2,431	$5,880	$287,214	$293,094	$—
Commercial real estate	6,169	2,841	4,909	13,919	848,677	862,596	—
Construction	160	116	279	555	62,256	62,811	—
Consumer:
Residential real estate	8,292	2,525	3,180	13,997	452,607	466,604	—
Home equity	1,074	239	1,157	2,470	177,032	179,502	—
Consumer	329	129	64	522	16,710	17,232	—

Total	$18,720	$6,603	$12,020	$37,343	$1,844,496	$1,881,839	$—

At December 31, 2012:
Commercial:
Commercial and industrial	$3,974	$1,155	$4,442	$9,571	$296,621	$306,192	$—
Commercial real estate	6,326	1,136	5,351	12,813	801,879	814,692	—
Construction	2,853	—	—	2,853	49,925	52,778	—
Consumer:
Residential real estate	11,760	2,450	2,615	16,825	425,049	441,874	—
Home equity	1,044	161	137	1,342	177,697	179,039	—
Consumer	329	35	120	484	21,017	21,501	—

Total	$26,286	$4,937	$12,665	$43,888	$1,772,188	$1,816,076	$—

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET – Continued

The following is a summary of impaired loans at December 31, 2013 and 2012:

	At December 31, 2013			At December 31, 2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Commercial:
Commercial and industrial	$3,449	$3,471		$6,666	$6,997
Commercial real estate	9,443	10,842		9,802	10,736
Construction	—	—		940	940
Consumer:
Residential real estate	—	—		—	—
Home Equity	—	—		—	—
Consumer	—	—		—	—

Total	$12,892	$14,313		$17,408	$18,673

With an allowance recorded:
Commercial and industrial	890	890	$28	32	32	$32
Commercial real estate	—	—	—	—	—	—
Construction	279	279	99	—	—	—

Total	$1,169	$1,169	$127	$32	$32	$32

Total impaired loans	$14,061	$15,482	$127	$17,440	$18,705	$32

Loans acquired from NEBS and CNB Financial Corp. (“CNB Financial”) that are impaired at December 31, 2013 and 2012, are included in the above table.

The following summaries of information pertaining to impaired and non-accrual loans:

	Year Ended December 31, 2013			Year Ended December 31, 2012
	Average	Interest Income		Average	Interest Income
	Recorded Investment on Impaired Loans	Recognized	Recognized on a Cash Basis	Recorded Investment on Impaired Loans	Recognized	Recognized on a Cash Basis
Commercial:
Commercial and industrial	$5,985	$512	$332	$4,725	$21	$21
Commercial real estate	6,864	181	10	4,158	72	17
Construction	693	7	—	735	25	—
Consumer:
Residential real estate	—	39	39	—	5	5
Home Equity	—	9	9	—	—	—
Consumer	—	2	2	—	1	1

Total	$13,542	$750	$392	$9,618	$124	$44

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET – Continued

	Year Ended December 31, 2011
	Average	Interest Income
	Recorded		Recognized
	Investment on		on a
	Impaired Loans	Recognized	Cash Basis
Commercial:
Commercial and industrial	$3,580	$36	$36
Commercial real estate	4,370	152	147
Construction	1,011	40	28
Consumer:
Residential real estate	1,536	63	63
Home Equity	82	7	7
Consumer	94	7	7

Total	$10,673	$305	$288

No additional funds are committed to be advanced in connection with impaired and non-accrual loans.

The following is a summary of non-accrual loans as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Commercial:
Commercial and industrial	$2,663	$5,538
Commercial real estate	8,640	5,596
Construction	279	349

Consumer:
Residential real estate	3,212	2,970
Home equity	1,157	137
Consumer	64	120

Total	$16,015	$14,710

The following represents modifications that were deemed to be troubled debt restructures for the years ended December 31, 2013 and 2012:

	Number of	Outstanding Recorded Investment
	Contracts	Pre-Modification	Post-Modification
Troubled Debt Restructurings

For the Year Ended December 31, 2013:
Commercial and industrial	3	$2,013	$1,580
Commercial real estate	2	2,452	2,742

Total	5	$4,465	$4,322

For the Year Ended December 31, 2012:
Commercial and industrial	1	$140	$140
Commercial real estate	4	1,211	1,211
Construction	2	613	613

Total	7	$1,964	$1,964

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET – Continued

In 2013, the modifications provided are to three unrelated commercial borrowers. One of the restructures was part of an agreement with the customer whereby the Bank received a cash paydown, the maturity was extended and the interest rate was lowered. In the second restructure, the maturity was extended and the interest rate was lowered. In the third restructure, debt was consolidated, new monies were extended to pay taxes and the maturity was extended.

In 2012, the modifications provided on one commercial and industrial loan and four commercial real estate loans are related to one borrower relationship. The modification extended the maturity of demand notes that had reached maturity. The modifications provided on the two construction loans are related to one borrower relationship. The modification extended the maturity of demand notes that had reached maturity. Management performs a discounted cash flow calculation to determine the amount of impaired reserve required on each of the troubled debt restructures. Any reserve required is recorded through the provision for loan losses.

As of December 31, 2013 and 2012, there have been no TDRs that have subsequently defaulted (defined as thirty or more days past due) within one year of modification.

At December 31, 2013, the Bank was committed to advance an additional $41 on TDR loans.

CREDIT QUALITY INFORMATION

The Company utilizes a nine grade risk rating system for commercial and industrial, commercial real estate and construction loans as follows:

Pass: Loans in these five categories are considered low to average risk.

Special Mention: Loans in this category portray one or more weaknesses that may be tolerated in the short run. Assets in this category are currently protected but show signs of potential weakness and are being closely monitored by management.

Substandard: Loans in this category are considered inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Doubtful: Loans in this category have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make the collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The possibility of loss is extremely high, however, its classification as an estimated loss is deferred until a more exact determination of the extent of the loss is ascertained.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET – Continued

Loss: Loans in this category are considered uncollectible and of such little value that their continuance as loans is not warranted.

The Company does not assign risk ratings to residential real estate, home equity and consumer loans unless they are contractually past due 90 days or more or where legal action has commenced against the borrower. All other consumer loans are charged off when they become contractually past due 120 days. Those loans not assigned a rating are considered “pass”.

On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial and industrial, commercial real estate and construction loans. Semi-annually, the Company engages an independent third-party to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process.

The following table presents the Company’s loan class by internally assigned grades:

	At December 31, 2013
Commercial:	Commercial & Industrial	Commercial Real Estate	Construction	Total
Grade:
Pass	$268,359	$811,192	$58,263	$1,137,814
Special Mention	6,175	24,185	1,428	31,788
Substandard	18,495	27,219	3,120	48,834
Doubtful	65	—	—	65

Total	$293,094	$862,596	$62,811	$1,218,501

Consumer:	Residential	Home Equity	Consumer	Total
Grade:
Pass	$463,392	$178,344	$17,168	$658,904
Special Mention	—	—	—	—
Substandard	3,212	1,158	64	4,434
Doubtful	—	—	—	—

Total	$466,604	$179,502	$17,232	$663,338

	At December 31, 2012
Commercial:	Commercial & Industrial	Commercial Real Estate	Construction	Total
Grade:
Pass	$275,279	$762,240	$46,196	$1,083,715
Special Mention	14,788	29,092	1,632	45,512
Substandard	15,472	23,360	4,950	43,782
Doubtful	653	—	—	653

Total	$306,192	$814,692	$52,778	$1,173,662

Consumer:	Residential	Home Equity	Consumer	Total
Grade:
Pass	$439,201	$178,920	$21,382	$639,503
Special Mention	—	—	—	—
Substandard	2,673	119	119	2,911
Doubtful	—	—	—	—

Total	$441,874	$179,039	$21,501	$642,414

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET – Continued

The following is a summary of loans acquired with evidence of credit deterioration from NEBS as of December 31, 2013:

	Contractual Required Payments Receivable	Cash Expected To Be Collected (1)	Non- Accretable Discount	Accretable Yield (2)	Loans Receivable
Balance at acquisition date of
November 16, 2012	$9,911	$7,041	$2,870	$—	$7,041
2012 Collections	(17)	(17)	—	—	(17)

Balance as of December 31, 2012	9,894	7,024	2,870	—	7,024

2013 Collections	(2)	(2)	—	—	(2)
Impairment	—	(329)	329	—	(329)
Transfer to accretable yield	—	1,264	(1,268)	1,268	1,264
Transfer to business banking unit	(421)	(421)	—	—	(421)
Paid off	(2,934)	(2,242)	(688)	—	(2,242)
Transfer to OREO	(637)	(637)	—	—	(637)
Charged off	(200)	(200)	—	—	(200)

Balance as of December 31, 2013	$5,700	$4,457	$1,243	$1,268	$4,457

(1)	The Company has not factored any prepayments into the expected cash flows.
(2)	The Company has not yet recognized any of the accretable yield in earnings.

The following is a summary of acquired impaired loan information for CNB Financial as of December 31, 2013:

	Contractual Required Payments Receivable	Cash Expected To Be Collected (1)		Non- Accretable Difference	Accretable Yield	Loans Receivable
Balance as of December 31, 2010	$1,140	$172		$968	$—	$172
2011 Collections	(37)	(37)		—	—	(37)
Impairment	—	(135	) (2)	—	—	(135)
Transfer to accretable yield	—	—		(100)	100	—
Accretable yield recognized in earnings	—	—		—	(100)	—
Disposition	(1,103)	—		(868)	—	—

Balance as of December 31, 2011, 2012 and 2013	$—	$—		$—	$—	$—

(1)	The Company has not factored any prepayments into the expected cash flows.
(2)	Amount represents a full reserve against the remaining net book value of the loan due to uncollectibility.

The excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loans. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is referred to as the non-accretable difference. Changes in the expected

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE E – LOANS, NET – Concluded

cash flows from the date of acquisition will either impact the accretable yield or result in a charge to the provision for loan losses. Subsequent decreases to expected principal cash flows will result in a charge to the provision for loan losses and a corresponding increase to the allowance for loan losses. Subsequent increases in expected principal cash flows will result in recovery of any previously recorded allowance for loan losses, to the extent applicable, and a reclassification from non-accretable difference to accretable yield for any remaining increase. All changes in expected interest cash flows will result in reclassifications to/from non-accretable differences.

Acquired loans that are modified subsequent to acquisition are reviewed to compare modified contractual cash flows to the carrying value. If modified cash flows are lower than the carrying value, the loan is removed from the acquired loans pool at its carrying value, as well as the related allowance for loan losses, and is classified as a troubled debt restructure.

NOTE F – BANKING PREMISES AND EQUIPMENT

The composition of banking premises and equipment is as follows at December 31:

	2013	2012	Estimated Useful Lives
Land and improvements	$4,182	$3,642
Buildings and improvements	17,864	15,140	25 - 40 Years
Leasehold improvements	2,598	3,078	Lesser of useful life or term of lease
Furniture and equipment	7,343	7,320	3 - 10 Years
Assets under capitalized leases	5,359	5,359	Lesser of lease term or useful life

	37,346	34,539

Less accumulated depreciation and amortization	(11,760)	(9,475)

	$25,586	$25,064

Depreciation and amortization expense, including amortization for capitalized leases, totaled $2,854, $1,865 and $1,320 for the years ended December 31, 2013, 2012 and 2011, respectively.

The Company leases twenty-one of its branches, two ATM facilities, two loan production offices, one financial services office and a new wing added to the main office. These premises and eighteen of the branches are all categorized as operating leases. The Company also entered into capital lease obligations for three of its branches. Rent expense for the years ended December 31, 2013, 2012 and 2011 amounted to $2,362, $1,474 and $1,302, respectively. The leases, which are non-cancelable, expire at various dates through 2034.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE F – BANKING PREMISES AND EQUIPMENT – Concluded

Future minimum rental commitments under the terms of these leases are as follows:

	Operating Leases	Capital Leases	Total
Years ending December 31,
2014	$2,182	$423	$2,605
2015	2,145	424	2,569
2016	1,935	424	2,359
2017	1,600	424	2,024
2018	1,404	424	1,828
Thereafter	10,468	4,804	15,272

Total minimum lease payments	$19,734	6,923	$26,657

Less interest included above		(2,384)

Capitalized lease obligations		$4,539

NOTE G – DEPOSITS

Deposit accounts by type are summarized as follows at December 31:

	2013	2012

Demand	$342,000	$307,302
NOW	92,696	87,983
Savings	342,605	350,188
Money market	435,171	395,293
Certificates of deposit	734,012	707,409

	$1,946,484	$1,848,175

At December 31, 2013, the scheduled maturities of time deposits are as follows:

	Time Deposits
	≥ $100	< $100	Total (1)
2014	$231,928	$196,164	$428,092
2015	90,908	77,119	168,027
2016	32,794	16,844	49,638
2017	28,732	24,720	53,452
2018	22,015	9,828	31,843

Total	$406,377	$324,675	$731,052

(1)	Includes brokered deposits in the amount of $20,045 and excludes the unamortized fair value adjustment balance of $2,960 recorded in connection with the acquisition of NEBS.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE G – DEPOSITS – Concluded

Interest expense on deposits, classified by type, is as follows:

	Years Ended December 31,
	2013	2012	2011

NOW	$277	$204	$159
Regular savings	1,196	1,328	1,694
Money market	1,603	1,501	1,963
Certificates of deposit	8,320	7,433	8,633

Total	$11,396	$10,466	$12,449

NOTE H – SHORT-TERM BORROWINGS

Federal Home Loan Bank of Boston Advances

There was one FHLBB advance with an original maturity of less than one year in the amount of $20,000 with a rate of 0.16% at December 31, 2013. At December 31, 2012, there were two FHLBB advances with an original maturity of less than one year that totaled $30,000 with a weighted average rate of 0.32%. The Company has an available line of credit with the FHLBB at an interest rate that adjusts daily. There were no borrowings against the line of credit at December 31, 2013 and 2012. All borrowings from the FHLBB are secured by a blanket security agreement on qualified collateral, principally mortgage loans and U.S. Government and federal agency securities in an aggregate amount equal to outstanding advances. The Company’s unused borrowing capacity with the FHLBB, excluding its available line of credit balance of $12,000, at December 31, 2013 was approximately $217,041.

Repurchase Agreements

Securities sold under agreements to repurchase include funds borrowed from customers on an overnight basis. These customer repurchase agreements amounted to $41,555 and $49,229 at December 31, 2013 and 2012, respectively, at a weighted average rate of 0.33% and 0.57%, respectively. Interest expense for 2013, 2012 and 2011 was $42, $55 and $121, respectively. All of the repurchase agreements are secured by government-sponsored and government-guaranteed mortgage-backed securities.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE I – LONG-TERM DEBT

Federal Home Loan Bank of Boston Advances

Advances outstanding (together with year of maturity) at December 31, 2013 and 2012 consisted of the following:

	2013		2012
	Amount (1)	Weighted Average Rate	Amount (1)	Weighted Average Rate
2013	$—	—	$39,914	4.05%
2014	13,000	2.90%	13,000	2.90%
2015	8,756	0.55%	—	—
2016	18,827	1.28%	9,689	1.56%
2017	33,000	2.89%	33,000	2.89%
2018	17,758	2.15%	5,000	3.75%
Thereafter	27,722	1.96%	10,000	1.50%

	$119,063	2.14%	$110,603	3.11%

(1)	Excludes the fair value adjustment of $600 and $922 at December 2013 and 2012, respectively, recorded in connection with the acquisition of CNB Financial.

At December 31, 2013, advances in the amount of $21,000 are callable at the option of the FHLBB at various dates through 2014.

Subsequent to the acquisition of NEBS in the 2012 period, the Company paid off all of the FHLBB advances that it had acquired. No prepayment expense was recorded on these payoffs as the Company released the fair value adjustment of $2,299 on these advances to offset the prepayment penalties charged by the FHLBB.

Secured Borrowings

As of December 31, 2013 and 2012, there were two transfers of financial assets that do not meet the definition of a participating interest and are accounted for as secured borrowings in the amount of $2,589 and $2,444, respectively. Secured borrowings are accounted for as long-term debt on the consolidated balance sheets.

Reverse Repurchase Agreements

The Company secured two structured term reverse repurchase agreements in the amount of $10,000 each through another financial institution in 2008 and 2009. The reverse repurchase agreement entered into in 2008 for $10,000 matures in 2018, is callable on any quarterly payment date and has a rate of 2.73%. The reverse repurchase agreement entered into in 2009 for $10,000 matures in 2019, is callable in 2014 and has a rate of 2.44%. Interest expense for 2013, 2012 and 2011 was $526, $526 and $538, respectively. All of the repurchase agreements are secured by government-sponsored and government-guaranteed mortgage-backed securities.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE I – LONG-TERM DEBT – Concluded

Subordinated Debentures

The Company assumed subordinated debt as a result of the acquisition of CNB Financial in 2009 in the form of trust preferred securities issued through a private placement offering with a face amount of $7,732. The Company recorded a fair value acquisition discount of $2,383 on November 30, 2009. The remaining unamortized discount was $1,773 at December 31, 2013. This issue has a maturity date of March 15, 2036 and bears a floating rate of interest that reprices quarterly at the 3-month LIBOR rate plus 1.85%. The interest rate at December 31, 2013 was 2.09%. A special redemption provision allows the Company to redeem this issue at par on March 15, June 15, September 15, or December 15 of any year subsequent to March 15, 2011.

The Company assumed subordinated debt as a result of the acquisition of NEBS in 2012 in the form of trust preferred securities issued through a private placement offering with a face amount of $4,124. The subordinated debt bore a floating rate of interest that repriced quarterly at the 3-month LIBOR rate plus 1.90%. The interest rate at December 31, 2012 was 2.21%. The Company redeemed this issue at par on February 23, 2013.

NOTE J – INCOME TAXES

The provision for federal and state income taxes is as follows:

	Years Ended December 31,
	2013	2012	2011
Current tax (benefit) provision:
Federal	$(2,880)	$3,188	$6,177
State	43	1,793	1,700

	(2,837)	4,981	7,877

Deferred tax provision (benefit):
Federal	7,169	(177)	(3,293)
State	2,130	(1,009)	(906)

	9,299	(1,186)	(4,199)

Provision for income taxes	$6,462	$3,795	$3,678

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE J – INCOME TAXES – Continued

The following table summarizes the difference between the statutory federal income tax rate and the effective rate:

	Years Ended December 31,
	2013	2012	2011
Statutory federal income tax rate	35.0%	35.0%	35.0%
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	5.9	6.9	3.5
Stock-based compensation	0.5	1.9	0.9
Tax-exempt obligations	(3.5)	(8.5)	(4.1)
Tax credits	(8.1)	(21.6)	(8.0)
Bank owned life insurance	(3.0)	(7.6)	(3.5)
Non-deductible acquisition expenses	0.7	11.9	—
ESOP termination expense	—	28.3	—
Other, net	(0.4)	4.8	0.9

Effective tax rate	27.1%	51.1%	24.7%

The components of the net deferred tax asset are as follows:

	December 31,
	2013	2012
Deferred tax asset:
Federal	$16,477	$22,632
State	5,084	6,072

	21,561	28,704

Deferred tax liability:
Federal	(4,416)	(6,989)
State	(2,184)	(1,537)

	(6,600)	(8,526)

Net deferred tax asset:	$14,961	$20,178

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE J – INCOME TAXES – Concluded

The tax effects of each type of income and expense item that give rise to deferred taxes are as follows:

	At December 31,
	2013	2012
Cash basis of accounting	$232	$(410)
Investments:
Net unrealized loss (gain) on securities available for sale	213	(3,847)
Impairment losses	622	1,056
Partnerships and other investments	(975)	(388)
Retirement benefits	555	533
Depreciation	219	148
Purchase accounting adjustments	373	2,812
Allowance for loan losses	5,896	4,938
Employee benefit plans	3,582	3,726
Market value adjustment on loans	3,183	10,446
Net operating loss carryforward	1,162	1,162
Other	(101)	2

Net deferred tax asset	$14,961	$20,178

A summary of the change in the net deferred tax asset is as follows:

	At December 31,
	2013	2012
Balance at beginning of year	$20,178	$14,006
Expense (benefit)	(9,299)	1,186
Recorded due to acquisition of NEBS	—	4,256
Tax effect of changes in accumulated other comprehensive income (loss)	4,082	730

Balance at end of year	$14,961	$20,178

The Bank’s base year reserve for loan losses (as of December 31, 1995) will not be recaptured unless the reserve is used for purposes other than for loan losses, such as in a distribution in liquidation or otherwise. Accordingly, the Bank has not recorded a deferred tax liability of approximately $2,400 relating to approximately $5,900 of cumulative tax deductions related to loans generated prior to December 31, 1995.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE K – EARNINGS PER SHARE

The calculation of basic earnings per common share (“EPS”) and diluted earnings per common share for the years ended December 31, 2013, 2012 and 2011 is presented below.

	Years Ended December 31,
	2013	2012	2011

Net income	$17,402	$3,628	$11,184

Weighted average common shares applicable to basic EPS (1)	19,779,667	15,234,896	14,929,714
Effect of dilutive potential common shares (2) (3)	293,552	186,881	268,988

Weighted average common shares applicable to diluted EPS	20,073,219	15,421,777	15,198,702

Earnings per share:
Basic	$0.88	$0.24	$0.75
Diluted	$0.87	$0.24	$0.74

(1)	Share-based compensation awards that qualify as participating securities (entitled to receive non-forfeitable dividends) are included in basic EPS.
(2)	For the years ended December 31, 2013, 2012 and 2011, options to purchase 131,764; 241,300 and 233,390 shares, respectively, were not included in the computation of diluted earnings per share because they were antidilutive.
(3)	Includes incremental shares related to dilutive stock options.

NOTE L – STOCK-BASED INCENTIVE PLANS

The Company’s 2008 Equity Incentive Plan (the “2008 Incentive Plan”) was approved by the shareholders at the Company’s Annual Meeting held in June 2008. The 2008 Incentive Plan will remain in effect for a period of ten years and authorizes the issuance of up to 1,258,534 shares of Company common stock pursuant to grants of restricted stock awards, restricted stock unit awards, incentive stock options, non-statutory stock options and stock appreciation rights; provided, however, that no more than 898,953 shares may be issued or delivered in the aggregate pursuant to the exercise of stock options or stock appreciation rights, and no more than 359,581 shares may be issued or delivered pursuant to restricted stock awards or restricted stock unit awards.

Employees and outside directors of the Company are eligible to receive awards under the 2008 Incentive Plan. The holders of restricted stock awards have full voting rights beginning on the grant date. Upon the occurrence of an event constituting a change in control of the Company, as defined in the 2008 Incentive Plan, all outstanding stock options will become fully vested, and all stock awards then outstanding will vest free of restrictions.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE L – STOCK-BASED INCENTIVE PLANS – Continued

The Company’s 2006 Stock-Based Incentive Plan (the “2006 Incentive Plan”) was approved by shareholders at the Company’s Annual Meeting held in July 2006. The 2006 Incentive Plan will remain in effect for a period of ten years and provides for the issuance of up to 1,180,330 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights and restricted stock awards, provided that no more than 337,237 shares may be issued as restricted stock awards, and no more than 843,093 shares may be issued pursuant to the exercise of stock options or stock appreciation rights. As of a result of the Company’s second-step conversion and offering completed in December 2007 and in accordance with provisions in the 2006 Incentive Plan, the total number of shares authorized for grant, the number of stock options outstanding and the exercise prices for outstanding options were adjusted by an exchange ratio of 1.04079. Employees and outside directors of the Company are eligible to receive awards under the 2006 Incentive Plan. The holders of restricted stock awards have full voting rights beginning on the grant date. Upon the occurrence of an event constituting a change in control of the Company, as defined in the 2006 Incentive Plan, all outstanding stock options will become fully vested, and all stock awards then outstanding will vest free of restrictions.

Under the incentive plans, stock options are granted at an exercise price equal to the fair value of the underlying shares at the date of grant and have a contractual life of ten years. Stock options vest based on continued service with the Company over the five-year period following the grant date. The compensation cost related to stock options is based upon the fair value for each option as of the date of the grant determined using the Black-Scholes option pricing model. The Black-Scholes model requires the Company to provide estimates of the expected term, volatility of the underlying stock, the stock’s dividend yield and the discount rate. The Company intends to utilize previously repurchased shares to satisfy stock option exercises.

The compensation cost related to restricted stock awards is based upon the Company’s stock price at the grant date. Restricted stock awards generally vest based upon continuous service with the Company over the five year period following the grant date. During the vesting period, participants are entitled to dividends for all awards.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE L – STOCK-BASED INCENTIVE PLANS – Continued

A combined summary of activity in the Company’s incentive plans for the years ended December 31, 2013 and 2012 is presented in the following table:

		Stock Awards Outstanding		Stock Options Outstanding
	Shares Available for Grant	Number of Shares	Weighted- Average Grant Value	Number of Shares	Weighted- Average Exercise Price

Balance at December 31, 2011	348,629	167,050	$12.42	1,660,915	$12.43
Granted	(108,500)	29,500	15.09	79,000	15.03
Stock options exercised	—	—	—	(99,251)	12.18
Shares vested	—	(74,950)	12.08	—	—
Forfeited	35,100	(7,000)	11.81	(28,100)	12.30
Cancelled	11,524	(1,000)	11.66	(10,524)	11.69

Balance at December 31, 2012	286,753	113,600	13.38	1,602,040	12.59
Granted	(7,500)	—	—	7,500	15.04
Stock options exercised	—	—	—	(532,949)	12.72
Shares vested	—	(74,850)	12.35	—	—
Cancelled	483	—	—	(483)	14.87

Balance at December 31, 2013	279,736	38,750	$15.36	1,076,108	$12.54

During 2013, the Company granted 7,500 stock options to certain employees under the 2008 Incentive Plan. The stock options had a weighted average value of $3.27 per share, with a total grant date fair value of $25. The Company did not grant any restricted shares during 2013.

During 2012, the Company granted 79,000 stock options and 29,500 restricted shares to certain employees under the 2008 Incentive Plan. The stock options had a weighted average value of $3.37 per share, with a total grant date fair value of $266. The restricted shares had a weighted average value of $15.09 per share, with a total grant date fair value of $445.

The Company’s total compensation cost for shared-based payment arrangements was $1,045, $1,453 and $1,891 for the years ended December 31, 2013, 2012 and 2011, respectively. The Company recorded excess tax benefits on stock compensation plans of $73, $29 and $91 for the years ended December 31, 2013, 2012 and 2011, respectively, related to the recognition of the shared-based compensation expense. As of December 31, 2013, compensation costs related to non-vested stock awards and options totaling $1,205 have not been recognized. These costs will be recognized over an estimated weighted average period of 2.7 years.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE L – STOCK-BASED INCENTIVE PLANS – Concluded

The following table presents the assumptions used to compute the fair value of options using the Black-Scholes option pricing model for stock options granted during 2013, 2012 and 2011.

	2013	2012	2011
Weighted average fair value	$3.27	$3.37	$4.00
Expected term (short-cut method)	6.50 years	6.50 years	6.50 years
Volatility	29.03%	29.67%	28.76%
Expected dividend yield	2.66%	2.57%	2.25%
Weighted average risk-free interest rate	1.30%	1.20%	2.14%

A summary of stock options outstanding and exercisable at December 31, 2013 is as follows:

	Stock Options
	Outstanding	Exercisable

Total number of shares	1,076,108	947,558
Weighted average exercise price	$12.54	$12.24
Aggregate intrinsic value	$6,837	$6,303
Weighted average remaining contractual term	4.4 years	3.9 years

NOTE M – EMPLOYEE BENEFIT PLANS

Senior Executive Retirement Plan

The Company has entered into Executive Supplemental Compensation Agreements (the “Agreements”) with certain of its current and former officers. The estimated amount to be paid under the Agreements is accrued over the executive’s active employment from the time the agreement is signed to the date of full eligibility. Effective October 1, 2007, the Company consolidated the Agreements of current senior executives into a SERP. The Company continues to maintain the Agreements for certain former officers. The liability associated with the Agreements was $828 and $911 at December 31, 2013 and 2012, respectively, and is included in accrued expenses and other liabilities in the consolidated balance sheets. Included in this liability at December 31, 2013 and 2012 is an additional $224 and $243, respectively, as a result of the NEBS acquisition. The expense for the Agreements was $43, $35 and $36 for the years ended December 31, 2013, 2012 and 2011, respectively.

The SERP provides that each executive will receive supplemental benefits, to the extent vested, commencing 180 days following separation from service. The supplemental benefit will be equal to the percentage of the executive’s final average compensation set forth in each executive’s participation agreement, multiplied by a fraction, the numerator of which is the executive’s years of credited service with the Company and the denominator of which is set forth in the executive’s

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE M – EMPLOYEE BENEFIT PLANS – Continued

participation agreement. The supplemental benefit will commence on the executive’s normal benefit date and will be payable in a lump sum, unless the executive has elected, at the time of execution of the participation agreement, to receive an annuity or other form of benefit. The SERP is unfunded and is considered a nonqualified plan under the Internal Revenue Code.

Directors Fee Continuation Plan

The Company sponsors a Directors Fee Continuation Plan under which a Director will annually receive $15 ($24 for former chairpersons) for ten years beginning upon attaining the normal retirement date. The benefit is reduced for directors serving fewer than 15 years. In the event of the participant’s death prior to receiving the full benefits of the plan, any unpaid benefits will be paid to the beneficiary. The Company recognizes expense under this plan on a ratable basis such that the present value of the liability is fully accrued at each director’s normal retirement date. Effective October 1, 2007, the Board of Directors adopted a Director Retirement Plan to replace the Directors Fee Continuation Plan. Current directors who are participants in the Directors Fee Continuation Plan, the predecessor plan, will participate in the plan from the effective date. Retired directors will continue to receive benefits under the Directors Fee Continuation Plan. At December 31, 2013 and 2012, the Company’s recorded liability for this plan amounted to $185 and $235, respectively, and is included in accrued expenses and other liabilities in the consolidated balance sheets. The Company was not required to record an expense for the years ended December 31, 2013, 2012 and 2011.

Director Retirement Plan

The Director Retirement Plan will provide for the payment of normal retirement benefits upon the director’s separation from service on or after attainment of his normal retirement age (age 72 or age 65 with 10 years of service). The normal retirement benefit will generally be equal to 70% of the average annual director’s fees over the highest three years during a director’s final 10 years of service, and will be payable in 10 annual installments commencing within 60 days after the director’s separation from service.

In the event a participant has a separation from service prior to his normal retirement date (other than due to termination for cause, disability or death), the participant will be entitled to a lesser benefit payable in ten annual installments commencing at age 65. The amount payable will be determined by multiplying the normal retirement benefit by the director’s benefit percentage, which is 10% for each year of service, up to 100%. The supplemental benefit will commence on the director’s normal benefit date and will be payable in a lump sum, unless the director has elected, at the time of execution of the participation agreement, to receive an annuity or other form of benefit. A director’s benefit percentage will accelerate to 100% upon the director’s separation from service due to death, disability or a change in control. Effective December 1, 2011, the Board of Directors elected to freeze the Director Retirement Plan to new members of the Board of Directors. The Director Retirement Plan is accounted for as a defined benefit plan.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE M – EMPLOYEE BENEFIT PLANS – Continued

The following table summarizes the changes in the projected benefit obligation (“PBO”), the funded status of the PBO and the weighted average assumptions used to determine the benefit obligation for the SERP and Director Retirement Plan at December 31, 2013 and 2012. These plans had no assets at December 31, 2013 and 2012. Amounts recognized at December 31, 2013 and 2012 are reflected in accrued expenses and other liabilities on the consolidated balance sheets.

	At or For the Years Ended December 31,
	2013		2012
	SERP	Director Retirement Plan	SERP	Director Retirement Plan
Change in projected benefit obligation:
Beginning of period	$5,072	$1,149	$3,870	$1,205
Service cost	441	61	401	55
Interest cost	220	60	189	44
Actuarial (gain)/loss	(66)	297	3	25
Plan amendments	—	—	609	41
Benefits paid	(55)	(26)	—	(221)

End of period	$5,612	$1,541	$5,072	$1,149

Accrued benefit cost	$5,612	$1,541	$5,072	$1,149

	At or For the Years Ended December 31,
	2013		2012
	SERP	Director Retirement Plan	SERP	Director Retirement Plan
Amounts recognized in accumulated other comprehensive income consist of:
Prior service cost	$(975)	$(137)	$(1,174)	$(180)
Net gain/(losses)	182	(428)	116	(194)

Total	$(793)	$(565)	$(1,058)	$(374)

Weighted-average assumptions used to determine benefit obligations:
Discount rate	5.00%	5.00%	4.00%	4.00%
Rate of compensation increase	5.00%	2.00%	5.00%	2.00%

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE M – EMPLOYEE BENEFIT PLANS – Continued

Components of the net periodic benefit cost are as follows:

	For the Years Ended December 31,
	2013		2012
	SERP	Director Retirement Plan	SERP	Director Retirement Plan
Periodic benefit cost:
Service cost	$441	$61	$401	$55
Interest cost	220	60	189	44

Total pension cost	661	121	590	99
Prior service cost amortization	200	43	200	43
Net loss amortization	—	62	—	48

Net periodic benefit cost	$861	$226	$790	$190

Weighted-average assumptions used to determine net periodic benefit cost:
Discount rate	4.00%	4.00%	4.25%	4.25%
Rate of compensation increase	5.00%	2.00%	5.00%	2.00%

The unrecognized prior service cost for the SERP is being amortized over a period of approximately seven years (estimated employee service life). The unrecognized prior service cost and net loss for the Director Retirement Plan are being amortized over a period of approximately six years. In 2014, approximately $200 and $43 in prior service cost for the SERP and the Director Retirement Plan, respectively, is expected to be recognized as a component of net periodic benefit cost. In 2014, approximately $52 in unrecognized net loss for the Director Retirement Plan is expected to be recognized in net periodic benefit cost.

At December 31, 2013, the benefit payments expected to be paid in each of the next five years and the aggregate for the five fiscal years thereafter are as follows:

	SERP	Director Retirement Plan
Years ending December 31,
2014	$3,359	$512
2015	56	26
2016	1,219	366
2017	55	26
2018	56	391
2019 through 2023	278	439

Total for the next ten years	$5,023	$1,760

Except for the benefit payments expected to be paid, the Company does not expect to make contributions to these plans in 2014.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE M – EMPLOYEE BENEFIT PLANS – Continued

Employee Stock Ownership Plan

In connection with the Company’s 2005 initial public offering, the Bank established an ESOP. The Company issued 641,301 shares of common stock to the ESOP in exchange for a twenty-year note. In connection with the Company’s second step conversion, the number of shares in the plan was adjusted by the exchange ratio of 1.04079 to total 667,458 shares. The loan amount was approximately $6,413 and was recorded as “Unearned Compensation” within stockholders’ equity. The loan bore interest equal to the prime rate in effect at January 1st of each year and provided for annual payments of principal and interest. Prior to January 2008, the Board of Directors voted to accelerate its Employee Stock Ownership Plan benefit from a twenty-year to a fifteen-year allocation period.

As part of the Company’s 2007 second step conversion and offering, an additional 753,834 shares of common stock were contributed to the ESOP in exchange for a twenty-year note. The loan amount was approximately $7,538 and was recorded as “Unearned Compensation” within stockholders’ equity. The loan bore interest equal to the prime rate in effect at January 1st of each year and provided for annual payments of principal and interest.

The Company terminated the ESOP plan effective December 31, 2012. A total of 357,053 shares were held in trust as of December 31, 2012 pending a favorable determination letter from the Internal Revenue Service prior to the distribution of these shares to participants. These shares were allocated to participants in 2013 and will be distributed to participants pending receipt of the aforementioned determination letter. As provided in the plan, the outstanding loans were repaid through the sale of 664,552 shares by the plan to the Company. Those shares were recorded as treasury shares at the December 31, 2012 closing price of $15.72. The Company reported compensation expense, equal to the average daily market price of the shares, as they were committed to be released from the suspense account. Total compensation expense applicable to the ESOP amounted to $0, $1,089 and $1,114 for the years ended December 31, 2013, 2012 and 2011, respectively. Total expense applicable to the termination of the ESOP was recorded in the amount of $4,482 for the year ended December 31, 2012. This is the value of accelerating the vesting of shares remaining after the loan was paid. The effect on capital of this expense was offset by credits to unearned compensation and additional paid in capital in stockholders’ equity.

Shares held by the ESOP Plans include the following:

	December 31,
	2013	2012	2011
Allocated	733,366	376,483	308,915
Committed to be released	—	357,053	71,709
Unallocated	—	—	1,021,504

	733,366	733,536	1,402,128

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE M – EMPLOYEE BENEFIT PLANS – Concluded

Cash dividends received on allocated shares were allocated to participants and cash dividends received on shares held in suspense were used to fund the scheduled annual debt payment. The fair value of unallocated shares at December 31, 2013, 2012 and 2011 was $0, $0 and $16,436, respectively.

In connection with the acquisition of NEBS, the Company assumed the obligations of the New England Bank Employee Stock Ownership Plan (“NEB ESOP”). The NEB ESOP was terminated as of December 31, 2012 and all outstanding loan obligations under the plan were repaid. The Company received 128,469 of its shares from the NEB ESOP in satisfaction of the loan, resulting in the recognition of $284 in acquisition-related expenses for the year ended December 31, 2012. Those shares were recorded as treasury shares on the date of the payment. Participant shares in the plan totaled 220,245 shares at both December 31, 2013 and 2012. These shares were being held in trust at December 31, 2013 pending a positive determination from the Internal Revenue Service prior to distribution to participants.

Defined Benefit Plan

As a result of the acquisition of NEBS, the Company participates in the Pentegra Defined Benefit Plan for Financial Institutions (the “Pentegra DB Plan”), a tax-qualified defined-benefit pension plan. The Pentegra DB Plan operates as a multi-employer plan for accounting purposes and as a multi-employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. There are no collective bargaining agreements in place that require contributions to the Pentegra DB Plan.

The Pentegra DB Plan is a single plan under Internal Revenue Code Section 413(c) and, as a result, all of the assets stand behind all of the liabilities. Accordingly, under the Pentegra DB Plan contributions made by a participating employer may be used to provide benefits to participants of other participating employers.

The funded status (market value of plan assets divided by funding target) of the Pentegra DB Plan as of July 1, 2013 is 111.6% per the actuarial valuation reports. Market value of plan assets reflects contributions received through June 30, 2013.

The Company’s contributions to the Pentegra DB Plan will not be more than 5% of the total contributions to the Pentegra DB Plan. A contribution of $900 was accrued by the Company during the year ended December 31, 2012 with the payment made during January 2013 in order to fully fund the Pentegra DB Plan. The Company contributed an additional $48 during 2013. There was no pension expense under the plan for the years ended December 31, 2013 or 2012. The Company will make the future required contributions and incur applicable pension expense going forward.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE N – COMMITMENTS AND CONTINGENCIES

Financial Instruments With Off-Balance Sheet Risk

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans and standby letters of credit. The Company does not record a liability for the fair value of the obligation undertaken in issuing standby letters of credit unless it becomes probable that the Company would have to perform under the guarantee. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual or notional amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Financial instruments with off-balance sheet risk at December 31, 2013 and 2012 are as follows:

	2013	2012
Unused lines of credit	$338,698	$308,683
Amounts due mortgagors	102,126	36,365
Standby letters of credit	5,443	3,573
Commitments to originate loans	33,899	63,974

Included in commitments to originate loans at December 31, 2013 and 2012 are fixed rate commitments in the amount of $5,251 and $15,591, at interest ranges of 3.02% to 5.75% and 2.50% to 6.50%, respectively.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis.

The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE N – COMMITMENTS AND CONTINGENCIES – Continued

similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds residential or commercial real estate, accounts receivable, inventory and equipment as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments at December 31, 2013 and 2012 exceeds 100%.

During 2012, the Company established a reserve for these unfunded, off balance sheet commitments using similar methodology to that used for the allowance for loan and lease losses. As of December 31, 2013 and 2012, the reserve for unfunded commitments had a balance of $142 and $213, respectively.

The Company has also committed to invest up to $10,000, representing 25% of the Class A or senior investor balance, in low income housing tax credit funds by the end of 2015. At December 31, 2013, the Company has invested $8,882 in the fund, which has been reduced by net operating losses of $2,288. The net carrying balance of $6,594 and $6,871 is included in other assets in the consolidated balance sheets at December 31, 2013 and 2012, respectively. As a Class A investor, the Company has the right to transfer its investment to the fund’s Class B investor at the end of 10 years at which time the Company would have no compliance requirements or interest in the fund. The fund structure contemplates that the Class A investors will receive 95% of the tax credits and net operating losses for a period of eight years or until the minimum investment return has been met. Net operating losses allocated to the Company are recognized as they are incurred and recorded in non-interest expense.

In 2012, the Company committed to and invested $1,806, or 50% interest, in a new markets housing tax credit fund, which has been reduced by net operating losses of $43. The net carrying value of $1,763 and $1,806 is included in other assets in the Company’s consolidated balance sheets at December 31, 2013 and 2012, respectively.

In 2012, the Company committed to invest $2,000 in another new markets housing tax credit fund by the end of 2015. In 2013, the Company invested $1,138 in this fund, which has been reduced by net operating losses of $265. The net carrying value of $873 and $275 is included in other assets on the Company’s consolidated balance sheets at December 31, 2013 and 2012, respectively.

The Company committed to and invested $979 in another new market tax credit fund in August 2013. The net carrying value of $979 is included in other assets on the Company’s consolidated balance sheets.

In 2013, the Company committed to invest $3,000 in another new markets housing tax credit fund by the end of 2016. In 2013, the Company invested $1,123 in this fund. The net carrying value of $1,123 is included in other assets on the Company’s consolidated balance sheets.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE N – COMMITMENTS AND CONTINGENCIES – Concluded

Employment and Change in Control Agreements

The Company has entered into a three-year employment agreement with its President and Chief Executive Officer which expires in 2014. This agreement generally provides for a base salary and the continuation of certain benefits currently received. Annually, the Company may extend the agreement for an additional year. Under certain specified circumstances, the employment agreement requires certain payments to be made for certain reasons other than cause, including a “change in control” as defined in the agreement. However, such employment may be terminated for cause, as defined, without incurring any continuing obligations.

The Company also entered into three-year change in control agreements with certain executive officers, none of whom are covered by an employment agreement. The change in control agreements are renewable on an annual basis and generally provide a severance payment and the continuation of certain benefits currently received following a “change in control” as defined in the agreements.

Litigation

United Bank, as successor in interest to Commonwealth National Bank, is involved in litigation relating to its foreclosure on a certain loan property. The litigants claim that Commonwealth National Bank acted in bad faith and in violation of applicable law and that its actions resulted in a sale of the underlying property for less than its market value, thereby causing damage to the parties. During the third quarter of 2011, the judge issued a ruling in favor of United Bank. The litigants have appealed the decision. United Bank believes these claims and the appeal are without merit and is vigorously defending the litigation. No estimate of any reasonably possible loss or range of loss to United Bank can be made at this time.

In addition, the Company is subject to various legal actions arising in the normal course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

NOTE O – FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company groups its financial assets measured at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuations for assets traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury and other U.S. government and government-sponsored enterprises that are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets and are not adjusted by the Company.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE O – FAIR VALUES OF FINANCIAL INSTRUMENTS – Continued

Level 2 – Valuations for assets traded in less active dealer or broker markets. Level 2 includes U.S. government and mortgage-backed securities issued by government-sponsored enterprises. Valuations are obtained from third party pricing services for identical or comparable assets and are not adjusted by the Company.

Level 3 – Valuations for assets that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets and liabilities.

Assets measured at fair value on a recurring basis, are summarized below:

	Level 1	Level 2	Level 3	Total Fair Value
At December 31, 2013
Securities available for sale:
Government-sponsored enterprises	$—	$1,851	$—	$1,851
Government-sponsored and government-guaranteed mortgage-backed securities	—	236,454	—	236,454
Private label mortgage-backed securities	—	—	—	—
Municipal bonds	—	24,718	—	24,718
Corporate bonds	—	—	1,606	1,606

Total	$—	$263,023	$1,606	$264,629

At December 31, 2012
Securities available for sale:
Government-sponsored enterprises	$—	$3,233	$—	$3,233
Government-sponsored and government-guaranteed mortgage-backed securities	—	257,762	—	257,762
Private label mortgage-backed securities	—	2,566	—	2,566
Municipal bonds	—	28,827	—	28,827
Corporate bonds	—	—	1,934	1,934

Total	$—	$292,388	$1,934	$294,322

The Company has no liabilities measured at fair value on a recurring basis at December 31, 2013 and 2012.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE O – FAIR VALUES OF FINANCIAL INSTRUMENTS – Continued

The table below presents the changes in Level 3 assets measured at fair value on a recurring basis for the years ended December 31, 2013 and 2012.

	2013	2012
Balance at beginning of year	$1,934	$1,566
Total realized/unrealized gains (losses) included in net income	277	(165)
Change in unrealized gain (loss)	(161)	533
Sales	(444)	—

Balance at end of year	$1,606	$1,934

The Company may be required, from time to time, to measure certain other financial assets on a nonrecurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-fair value accounting or write-downs of individual assets. The following table summarizes the fair value hierarchy used to determine the adjustment and the carrying value of the related assets as of and for the years ended December 31, 2013 and 2012.

	Level 1	Level 2	Level 3	Total Gains/(Losses)
December 31, 2013
Assets:
Loans	$—	$—	$1,235	$(1,061)
Other real estate owned	—	—	399	(177)

Total assets	$—	$—	$1,634	$(1,238)

December 31, 2012
Assets:
Loans	$—	$—	$546	$(748)
Other real estate owned	—	—	825	(429)
Other assets	—	—	595	(37)

Total assets	$—	$—	$1,966	$(1,214)

The amount of loans represents the carrying value and related write-down and valuation allowance of impaired loans for which adjustments are based on the estimated fair value of the underlying collateral. The other real estate owned amount represents the carrying value for which adjustments are also based on the estimated fair value of the property. Included in other assets in the 2012 period is a venture capital investment carried at cost. In the third quarter of 2012 management determined that an impairment indicator existed and that the investment suffered impairment that was considered other- than- temporary. The cost basis of the investment was written down by $37 in the third quarter of 2012 to fair value as a new cost basis and the write down was accounted for as a realized loss and was included in earnings.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE O – FAIR VALUES OF FINANCIAL INSTRUMENTS – Continued

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because a market may not readily exist for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used by the Company in estimating fair values of its financial instruments:

Cash and Cash Equivalents and Short-term Investments

The carrying amounts of cash and short-term instruments approximate fair values based on the short-term nature of the assets.

Investment Securities and FHLBB Stock

The fair value of securities to be held to maturity and securities available for sale is estimated based on quoted market prices, where available, and are not adjusted by management. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. Ownership of FHLBB stock is restricted to member banks; therefore, the stock is not traded. The estimated fair value of FHLBB stock is equal to its carrying value, which represents the price at which the FHLBB is obligated to redeem its stock.

Loans

For valuation purposes, the loan portfolio was segregated into its significant categories, which are residential mortgage, commercial real estate, commercial and consumer. These categories were further segregated, where appropriate, into components based on significant financial characteristics such as type of interest rate (fixed or adjustable). Fair values were estimated for each component using assumptions developed by management and a valuation model provided by a third party specialist.

The fair values of residential mortgage, commercial real estate, commercial and consumer loans were estimated by discounting the anticipated cash flows from the respective portfolios. Estimates of the timing and amount of these cash flows considered factors such as future loan prepayments. The discount rates reflected current market rates for loans with similar terms to borrowers of similar credit quality. The fair value of home equity lines of credit was based on the outstanding loan balances. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE O – FAIR VALUES OF FINANCIAL INSTRUMENTS – Continued

Loans Held for Sale

Fair values are based on commitments in effect from investors or prevailing market rates.

Deposits

The fair value of deposits with no stated maturity, such as demand deposits, NOW, regular savings, and money market deposit accounts, is equal to the amount payable on demand. The fair value estimates do not include the benefit that results from the generally lower cost of funding provided by the deposit liabilities compared to the cost of borrowing funds in the market. The fair value estimate of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits having similar remaining maturities.

Short-term Borrowings

For short-term borrowings maturing within ninety days, carrying values approximate fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the current incremental borrowing rates in the market for similar types of borrowing arrangements.

Long-term Debt

The fair values of the Company’s long-term debt are estimated using discounted cash flow analyses based on the current incremental borrowing rates in the market for similar types of borrowing arrangements.

Repurchase Agreements

The Company enters into overnight repurchase agreements with its customers. Since these agreements are short-term instruments, the fair value of these agreements approximates their recorded balance. The Company also secures term repurchase agreements through other financial institutions. The fair value of these agreements are determined by discounting the anticipated future cash payments using rates currently available to the Bank for debt with similar terms and remaining maturities.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE O – FAIR VALUES OF FINANCIAL INSTRUMENTS – Continued

Subordinated Debentures

The Company has outstanding subordinated debt in the form of trust preferred securities issued through a private placement offering. The fair value estimate is determined by discounting the anticipated future cash payments by using the rates currently available to the Company for debt with similar terms and remaining maturities.

Off-Balance-Sheet Instruments

Fair value of off-balance-sheet mortgage lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. In the case of the commitments discussed in Note N, the fair value equals the carrying amounts which are not significant.

Summary of Fair Values of Financial Instruments

The estimated fair values, and related carrying or notional amounts, of the Company’s financial instruments are as follows. Certain financial instruments and all nonfinancial instruments are exempt from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein do not represent the underlying fair value of the Company.

	At December 31, 2013
	Carrying Value	Level 1	Level 2	Level 3	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$47,241	$47,241	$—	$—	$47,241
Securities available for sale	264,629	—	263,023	1,606	264,629
Securities held to maturity	111,185	—	111,715	—	111,715
Stock in Federal Home Loan Bank of Boston	17,334	—	—	17,334	17,334
Net loans and loans held for sale	1,871,066	—	—	1,865,807	1,865,807

Financial Liabilities:
Deposits (with no stated maturity)	1,212,472	—	—	1,212,472	1,212,472
Time deposits	734,012	—	—	740,723	740,723
Federal Home Loan Bank of Boston advances	139,663	—	—	140,778	140,778
Repurchase agreements	61,555	—	—	61,788	61,788
Subordinated debentures	5,959	—	5,959	—	5,959

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE O – FAIR VALUES OF FINANCIAL INSTRUMENTS – Concluded

	At December 31, 2012
	Carrying Value	Level 1	Level 2	Level 3	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$30,679	$30,679	$—	$—	$30,679
Securities available for sale	294,322	—	292,388	1,934	294,322
Securities held to maturity	82,986	—	85,674	—	85,674
Stock in Federal Home Loan Bank of Boston	18,554	—	—	18,554	18,554
Net loans and loans held for sale	1,808,033	—	—	1,846,519	1,846,519

Financial Liabilities:
Deposits (with no stated maturity)	1,140,766	—	—	1,140,766	1,140,766
Time deposits	707,409	—	—	711,845	711,845
Federal Home Loan Bank of Boston advances	141,525	—	—	145,543	145,543
Repurchase agreements	69,229	—	—	70,082	70,082
Subordinated debentures	9,630	—	9,630	—	9,630

NOTE P – STOCKHOLDERS’ EQUITY

Regulatory Capital

The Bank is subject to various minimum regulatory capital standards promulgated by the Office of the Comptroller of the Currency (the “OCC”). Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. The Company is not separately subject to capital guidelines.

The minimum capital standards of the OCC generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the total risk-based capital requirement, the Tier I risk-based capital requirement and the Tier I or leverage capital requirement. The Tier I risk-based and Tier I leverage capital requirements provide for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets) generally equal to 4.0% of risk-weighted assets and to 4.0% of adjusted total assets, respectively, except for those banks with the highest examination rating and acceptable levels of risk. The risk- based capital requirement provides for the maintenance of core capital plus general loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Bank multiplies the value of each asset on its balance sheet by a defined risk-weighting factor, e.g., one- to four-family residential loans carry a risk-weighted factor of 50%.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE P – STOCKHOLDERS’ EQUITY – Continued

The OCC capital rules also require savings associations to hold a ratio of 1.5% tangible capital to tangible assets. Tangible equity is defined as core capital less intangible assets. Tangible assets are defined as adjusted total assets less intangible assets.

As of December 31, 2013, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum ratios as set forth in the accompanying table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios, as well as minimum amounts and ratios required for capital adequacy are presented below:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Regulatory Framework
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2013:

Total Risk-based Capital (to Risk Weighted Assets)	$264,058	13.1%	$161,376	8.0%	$201,720	10.0%

Tier I Risk-based Capital (to Risk Weighted Assets)	250,645	12.4%	80,688	4.0%	121,032	6.0%

Tier I (Core) Capital (to Adjusted Total Assets)	250,645	10.3%	97,633	4.0%	122,042	5.0%

Tangible Equity (to Tangible Assets)	250,645	10.3%	36,612	1.5%	N/A

As of December 31, 2012:

Total Risk-based Capital (to Risk Weighted Assets)	$263,712	13.6%	$155,028	8.0%	$193,786	10.0%

Tier I Risk-based Capital (to Risk Weighted Assets)	251,623	13.0%	77,514	4.0%	116,271	6.0%

Tier I (Core) Capital (to Adjusted Total Assets)	251,623	10.7%	94,117	4.0%	117,646	5.0%

Tangible Equity (to Tangible Assets)	251,623	10.7%	35,294	1.5%	N/A

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE P – STOCKHOLDERS’ EQUITY – Concluded

The following table provides a reconciliation of the Company’s total consolidated equity to the capital amounts for the Bank reflected in the preceding table:

	December 31
	2013	2012
Total consolidated equity	$302,779	$307,189
Adjustments:
Additional equity capital of United Financial Bancorp, Inc.	(8,954)	(6,302)
Accumulated other comprehensive income	1,091	(5,401)
Disallowed goodwill and intangible assets	(44,271)	(43,863)

Tangible, Tier I and Core Capital	250,645	251,623
Allowance for loan losses	13,413	12,089

Total risk-based capital	$264,058	$263,712

Common Stock Repurchase Plans

On August 15, 2013, the Board of Directors approved a plan to repurchase up to 5%, or approximately 970,000 shares, of the Company’s common stock through open market purchases or privately negotiated transactions. Stock repurchases are accounted for as treasury stock, carried at cost, and reflected as a reduction in stockholders’ equity. This repurchase program will commence immediately upon completion of the previous plan approved on October 18, 2012, under which the Company intends to repurchase shares from time to time, depending on market conditions until it is completed.

On October 18, 2012, the Board of Directors approved a plan to repurchase up to 5%, or approximately 769,000 shares, of the Company’s common stock through open market purchases or privately negotiated transactions. As of December 31, 2013, the Company repurchased 516,663 shares at a cost of approximately $7,687 and an average price of $14.88 under this plan.

On October 26, 2010, the Board of Directors approved a plan to repurchase up to 5%, or approximately 807,803 shares, of the Company’s common stock through open market purchases or privately negotiated transactions. The Company completed its repurchase of 807,803 shares of its outstanding common stock, at a cost of approximately $12,134 and at an average price of $15.02, on November 19, 2012.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE Q – CONDENSED FINANCIAL STATEMENTS OF UNITED FINANCIAL BANCORP, INC.

The following are the condensed financial statements for United Financial Bancorp, Inc. (parent company only).

BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$15,689	$16,642
Investment in Bank	293,825	300,887
Other assets	5,720	4,385

TOTAL ASSETS	$315,234	$321,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures	$5,959	$9,630
Other liabilities	6,496	5,095
Stockholders’ equity	302,779	307,189

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$315,234	$321,914

STATEMENTS OF INCOME

	Years Ended December 31,
	2013	2012	2011
Income:
Investment interest	$48	$82	$111
ESOP loan interest	—	360	379
Gain on sale of other assets	204	—	—
Impairment charges on securities	—	(37)	(99)
Other income	—	22	—

Total income	252	427	391

Expense:
Subordinated debentures interest	276	276	255
Professional services	1,369	1,293	1,295
Merger related expenses	612	1,881	—
Other expenses	169	24	102

Total expense	2,426	3,474	1,652

Loss before income tax benefit	(2,174)	(3,047)	(1,261)
Income tax benefit	(308)	(498)	(510)

Loss before equity in undistributed earnings of the Bank	(1,866)	(2,549)	(751)
Equity in undistributed earnings of the Bank	19,268	6,177	11,935

NET INCOME	$17,402	$3,628	$11,184

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE Q – CONDENSED FINANCIAL STATEMENTS OF UNITED FINANCIAL BANCORP, INC. – Concluded

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income	$17,402	$3,628	$11,184
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity in undistributed earnings of the bank	(19,268)	(6,177)	(11,935)
Impairment charges on securities	—	37	99
Decrease in accrued interest receivable	1	—	1
(Increase) decrease in other assets	(1,302)	1,786	(1,820)
Increase (decrease) in intercompany payables and other liabilities	1,401	4,886	(57)

Net cash (used in) provided by operating activities	(1,766)	4,160	(2,528)
Cash flows from investing activities:
Net cash from acquisition of NEBS	—	118	—
Capital contributions to venture capital fund	(34)	(131)	(100)
Principal payments on ESOP loans	—	624	605

Net cash (used in) provided by investing activities	(34)	611	505
Cash flows from financing activities:
Return of capital from United Bank	17,212	17,844	84
Tax benefit from MRP vesting	73	29	91
Tax withheld on options exercised	(685)	(102)	(55)
Treasury stock purchases	(7,550)	(5,660)	(6,780)
Reissuance of treasury shares in connection with restricted stock warrants	—	—	426
Reissuance of treasury shares in connection with stock options exercised	293	97	89
Cash paid for in the money stock options exercised	—	—	(2)
Cash dividends paid	(8,496)	(5,521)	(5,067)

Net cash provided by (used in) financing activities	847	6,687	(11,214)
(Decrease) increase in cash and cash equivalents	(953)	11,458	(13,237)
Cash and cash equivalents at beginning of period	16,642	5,184	18,421

Cash and cash equivalents at end of period	$15,689	$16,642	$5,184

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period:
Income taxes—net	$5,500	$5,775	$4,850
Non-cash item:
Transfer of treasury shares to pay-off ESOP loan	$—	$10,447	$—

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share amounts)

NOTE R – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following table summarizes the operating results on a quarterly basis for the years ended December 31, 2013 and 2012.

	Three Months Ended
	March 31		June 30		September 30		December 31
2013:
Interest income	$24,387		$23,549		$23,226		$23,131
Interest expense	3,894		3,850		3,880		3,779

Net interest income	20,493		19,699		19,346		19,352
Provision for loan losses	950		892		1,125		1,125
Non-interest income	2,798		3,015		2,976		3,239
Non-interest expense	15,850	(1)	16,269	(1)	14,836		16,007 (1)

Income before income taxes	6,491		5,553		6,361		5,459
Income tax expense	1,790		1,504		1,714		1,454

Net income	$4,701		$4,049		$4,647		$4,005

Basic earnings per share	$0.23		$0.21		$0.24		$0.20
Diluted earnings per share	$0.23		$0.20		$0.23		$0.20
Dividends paid per share	$0.10		$0.11		$0.11		$0.11

2012:
Interest income	$16,971		$16,999		$17,070		$20,131
Interest expense	3,871		3,705		3,520		3,896

Net interest income	13,100		13,294		13,550		16,235
Provision for loan losses	650		750		1,050		689
Non-interest income	2,573		2,570		2,511		2,969
Non-interest expense	11,275		11,468	(1)	11,192	(1)	22,305 (1)

Income (loss) before income taxes	3,748		3,646		3,819		(3,790)
Income tax expense	899		1,064		890		942

Net income (loss)	$2,849		$2,582		$2,929		$(4,732)

Basic earnings per share	$0.19		$0.18		$0.20		$(0.28)
Diluted earnings per share	$0.19		$0.17		$0.20		$(0.28)
Dividends paid per share	$0.09		$0.09		$0.10		$0.10

(1)	Includes merger-related expenses of $158, $123 and $598 for the quarters ended March 31, June 30 and December 31, 2013 and $592, $366 and $3,994 for the quarters ended June 30, September 30 and December 31, 2012, respectively, branch closing costs of $510 and $477 for the quarters ended March and June 30, 2013, respectively, an ESOP plan termination expense of $4,482 and FHLBB prepayment penalties of $207 for the quarter ended December 31, 2012.